Exhibit 99.2

PART I: FINANCIAL INFORMATION

Item 1. Financial Statements.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014

Revenues	$207,473	$150,571

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	127,023	113,238
Operating expenses	15,841	20,039
Research and Development	5,436	-
Depreciation	10,377	1,927
Amortization	20,655	2,354

Total costs and expenses	179,332	137,558

Operating income	28,141	13,013

Other expenses
Interest expense, net of interest income	25,655	1,546

Total other expenses	25,655	1,546

Income from operations before tax	2,486	11,467

Income tax provision	2,017	3,978

Net income	469	7,489

Foreign currency translation	(873)	1

Comprehensive (loss) income	$(404)	$7,490

Earnings per share
Basic	$0.01	$0.11
Diluted	$0.01	$0.11

Weighted average common shares outstanding
Basic	65,623	65,910
Diluted	66,492	67,370

See notes to unaudited condensed consolidated financial statements.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	At March 31,	At December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$145,013	$89,095
Settlement receivables	29,787	43,288
Trade receivables, net of allowances for doubtful accounts of $2.7 million and $2.8 million at March 31, 2015 and December 31, 2014, respectively	39,220	37,697
Other receivables	20,392	20,553
Inventory	23,050	27,163
Prepaid expenses and other assets	18,889	18,988
Deferred tax asset	9,590	9,591
Total current assets	285,941	246,375

Non-current assets
Property, equipment and leasehold improvements, net	102,759	106,085
Goodwill	857,856	857,913
Other intangible assets, net	420,103	436,785
Other receivables, non-current	8,593	9,184
Other assets, non-current	50,012	50,943
Total non-current assets	1,439,323	1,460,910
Total assets	$1,725,264	$1,707,285

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Settlement liabilities	$141,649	$119,157
Accounts payable and accrued expenses	113,543	104,668
Current portion of long-term debt	10,000	10,000
Total current liabilities	265,192	233,825

Non-current liabilities
Deferred tax liability, non-current	59,101	57,333
Long-term debt, less current portion	1,161,731	1,178,787
Other accrued expenses and liabilities	5,381	5,867
Total non-current liabilities	1,226,213	1,241,987
Total liabilities	1,491,405	1,475,812

Commitments and Contingencies (Note 13)

Stockholders’ Equity
Common stock, $0.001 par value, 500,000 shares authorized and 90,610 and 90,405 shares issued at March 31, 2015 and December 31, 2014, respectively	91	90
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at March 31, 2015 and December 31, 2014, respectively	-	-
Additional paid-in capital	248,491	245,682
Retained earnings	160,621	160,152
Accumulated other comprehensive income	696	1,569
Treasury stock, at cost, 24,819 and 24,816 shares at March 31, 2015 and December 31, 2014, respectively	(176,040)	(176,020)
Total stockholders’ equity	233,859	231,473

Total liabilities and stockholders’ equity	$1,725,264	$1,707,285

See notes to unaudited condensed consolidated financial statements.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

	Three Months Ended March 31,
	2015	2014

Cash flows from operating activities
Net income	$469	$7,489
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and Amortization	31,032	4,281
Amortization of financing costs	2,072	471
Loss/(gain) on sale or disposal of assets	2	124
Accretion of contract rights	2,104	-
Provision for bad debts	2,266	2,014
Stock-based compensation	1,793	2,057
Other non-cash items	231	-
Changes in operating assets and liabilities:
Trade and other receivables	(4,716)	(1,008)
Settlement receivables	13,208	8,285
Inventory	4,155	(1,835)
Prepaid and other assets	(547)	(1,357)
Deferred income taxes	1,769	3,033
Settlement liabilities	22,765	54,904
Other liabilities	9,213	8,139
Net cash provided by operating activities	85,816	86,597

Cash flows from investing activities
Capital expenditures	(12,616)	(3,025)
Proceeds from sale of fixed assets	1	192
Advances under development agreements	(1,255)	-
Repayments under development agreements	1,217	-
Changes in restricted cash and cash equivalents	59	(46)
Net cash used in investing activities	(12,594)	(2,879)

Cash flows from financing activities
Repayments against prior credit facility	-	(3,000)
Repayments of credit facility	(17,500)	-
Debt issuance costs	(252)	-
Proceeds from exercise of stock options	1,048	2,440
Purchase of treasury stock	(20)	(2,767)
Net cash used in financing activities	(16,724)	(3,327)

Effect of exchange rates on cash	(580)	(79)

Cash and cash equivalents
Net increase for the period	55,918	80,312
Balance, beginning of the period	89,095	114,254

Balance, end of the period	$145,013	$194,566

Supplemental cash disclosures
Cash paid for interest	$13,162	$1,690
Cash paid for income tax, net of refunds	$712	$303

Supplemental non-cash disclosures
Accrued and unpaid capital expenditures	$1,173	$2,233
Transfer of leased gaming equipment to inventory	$1,395	$-

See notes to unaudited condensed consolidated financial statements.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.              BUSINESS

Overview

Global Cash Access Holdings, Inc. (“Holdings”) is a holding company, the assets of which are the issued and outstanding capital stock of each of Global Cash Access, Inc. (“GCA”) and Multimedia Games Holding Company, Inc. (“Multimedia”). Unless otherwise indicated, the terms the “Company,” “we,” “us” and “our” refer to Holdings together with its consolidated subsidiaries.

GCA is dedicated to providing video and mechanical reel gaming content and technology solutions, integrated gaming payments solutions and compliance and efficiency software. The Company’s Games business provides: (a) comprehensive content, electronic gaming units and systems for Native American and commercial casinos, including the award winning TournEvent® slot tournament solution; and (b) the central determinant system for the video lottery terminals (“VLTs”) installed at racetracks in the State of New York. The Company’s Payments business provides: (a) access to cash at gaming facilities via Automated Teller Machine (“ATM”) cash withdrawals, credit card cash access transactions, point of sale (“POS”) debit card transactions, and check verification and warranty services; (b) fully integrated gaming industry kiosks that provide cash access and related services; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and (e) online payment processing solutions for gaming operators in States that offer intra state, Internet-based gaming and lottery activities.

2.              BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our unaudited condensed consolidated financial statements included herein have been prepared by us pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Some of the information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted pursuant to such rules and regulations, although we believe the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of results for the interim periods have been made. The results for the three months ended March 31, 2015 are not necessarily indicative of results to be expected for the full fiscal year.  The condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

There have been no changes to our basis of presentation and significant accounting policies since the most recent filing of our Annual Report on Form 10-K, except for the following:

Cost of Revenues (exclusive of depreciation and amortization)

The cost of revenues (exclusive of depreciation and amortization) represents the direct costs required to perform revenue generating transactions. The principal costs included within cost of revenues (exclusive of depreciation and amortization) are field service and network operations personnel, those direct costs related to the inventory sold for electronic gaming machines (“EGMs”), fully integrated kiosks and system sales, commissions paid to gaming establishments, interchange fees paid to credit and debit card networks and transaction processing fees to our transaction processor.

Research and Development Costs

We conduct research and development activities primarily to develop and enhance our Games and Payments platforms, as well as game content and features. We believe our ability to deliver differentiated, appealing products and services to the marketplace is based in part on our research and development investments, and we expect to continue to make such investments in the future. These research and development costs consist primarily of salaries and benefits, consulting fees, and game lab testing fees. Once the technological feasibility of a project has been established, it is transferred from research to development, and capitalization of development costs continues until the product is available for general release.

Advertising, Marketing and Promotional Costs

We expense advertising, marketing and promotional costs as incurred. Total advertising, marketing and promotional costs, included in operating expenses in the Condensed Consolidated Statements of Income and Comprehensive Income, were $0.3 million and $0.2 million for the three months ended March 31, 2015 and 2014, respectively.

Fair Values of Financial Instruments

The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time, based upon relevant market information about the financial instrument.

In determining fair value, we use a hierarchy that includes three levels which are based on the extent to which inputs used in measuring fair value are observable in the market. Level 1 indicates that the fair value is determined by using quoted prices in active markets for identical investments. Level 2 indicates that the fair value is determined using observable pricing inputs other than quoted prices in active markets such as models or other valuation methodologies. Level 3 indicates that the fair value is determined using pricing inputs that are unobservable for the investment and include situations where there is little, if any, market activity for the investment. Significant management estimates and judgment are used in the determination of the fair value of level 3 pricing inputs.

The carrying amount of cash and cash equivalents, settlement receivables, trade receivables, other receivables, settlement liabilities, accounts payable and accrued expenses approximates fair value due to the short-term maturities of these instruments. The fair value of our borrowings are estimated based on various inputs to determine a market price, such as: market demand and supply, size of tranche, maturity and similar instruments trading in more active markets.

The following table presents the fair value and carrying value of our long-term debt as of March 31, 2015 (amounts in thousands):

	Level of Hierarchy	Fair Value	Carrying Amount

Term loan	1	$497,500	$497,500
Senior secured notes	3	$340,025	$335,000
Senior unsecured notes	3	$326,375	$350,000

The senior secured and senior unsecured notes were both fair valued using a Level 3 input by evaluating the trading activities of similar debt instruments as there was no market activity as of March 31, 2015.

At December 31, 2014, the fair value of our long-term debt was considered to approximate the carrying amount as our acquisition of Multimedia occurred on December 19, 2014, for which our long-term debt was incurred.

Business Segments

During the first quarter of 2015, we changed our organizational structure as part of our transformation to a Games and Payments company providing solutions to the gaming industry. As a result, information that our chief operating decision-making group regularly reviews for purposes of allocating resources and assessing performance changed. Therefore, beginning in the first quarter of 2015, we are reporting our financial performance based on our new segments described in “Note 18 – Segment Information”. We have presented prior period amounts to conform to the way we now internally manage and monitor segment performance beginning in 2015. This change had no impact on our condensed consolidated financial statements.

Recent Accounting Guidance

Recent Accounting Guidance Not Yet Adopted

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-03, which provides guidance to simplify the presentation of debt issuance costs.  These amendments require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts.  The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The pronouncement is effective for annual periods ending after December 15, 2015, and interim periods within those fiscal years, and early adoption is permitted for financial statements that have not been previously issued. We are currently evaluating the impact of adopting this guidance on our condensed consolidated financial statements and disclosures included within Notes to the Condensed Consolidated Financial Statements.

In January 2015, the FASB issued ASU No. 2015-01, which requires that an entity separately classify, present and disclose extraordinary events and transactions. The pronouncement is effective for annual periods ending after December 15, 2015. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. We are currently evaluating the impact of adopting this guidance on our condensed consolidated financial statements and disclosures included within Notes to the Condensed Consolidated Financial Statements.

In August 2014, the FASB issued ASU No. 2014-15, which provides guidance on determining when and how reporting entities must disclose going-concern uncertainties in their financial statements. The pronouncement is effective for annual periods ending after December 15, 2016, and interim periods thereafter, and early adoption is permitted. We are currently evaluating the impact of adopting this guidance on our condensed consolidated financial statements and disclosures included within Notes to the Condensed Consolidated Financial Statements.

In June 2014, the FASB issued ASU No. 2014-12, which requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. The standard is effective for annual reporting periods beginning after December 15, 2015, with early adoption permitted. We are currently evaluating the impact of adopting this guidance on our condensed consolidated financial statements and disclosures included within Notes to the Condensed Consolidated Financial Statements.

In May 2014, the FASB issued ASU No. 2014-09, which creates FASB Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers” and supersedes ASC Topic 605, “Revenue Recognition”. The guidance replaces industry specific guidance and establishes a single five-step model to identify and recognize revenue. The core principle of the guidance is that an entity should recognize revenue upon transfer of control of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Additionally, the guidance requires the entity to disclose further quantitative and qualitative information regarding the nature and amount of revenues arising from contracts with customers, as well as other information about the significant judgments and estimates used in recognizing revenues from contracts with customers. This guidance is effective for interim and annual reporting periods beginning after December 15, 2016. Early application is not permitted. This guidance may be adopted retrospectively or under a modified retrospective method where the cumulative effect is recognized at the date of initial application. We are currently evaluating the impact of adopting this guidance on our condensed consolidated financial statements and disclosures included within our Notes to the Condensed Consolidated Financial Statements.

3. BUSINESS COMBINATIONS

Multimedia Games Holding Company, Inc.

On December 19, 2014, Holdings completed its acquisition of Multimedia. Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 8, 2014 (the “Merger Agreement”), by and among Holdings, Movie Merger Sub, Inc., a wholly owned subsidiary of Holdings (“Merger Sub”), and Multimedia, Merger Sub merged with and into Multimedia, with Multimedia continuing as the surviving corporation (the “Merger”). In the Merger, Multimedia became a wholly owned subsidiary of Holdings. Also, as a result of the Merger, each outstanding share of common stock, par value $0.01 per share, of Multimedia, other than shares held by Holdings, Multimedia, Merger Sub or their respective subsidiaries, was cancelled and converted into the right to receive $36.50 in cash, without interest (the “Merger Consideration”), together with the consideration paid in connection with the acceleration and full vesting of Multimedia equity awards, (collectively, the “Total Merger Consideration”).

Multimedia designs, manufactures and supplies gaming machines and systems to commercial and Native American casino operators as well as select lottery operators and commercial bingo facility operators. Multimedia’s revenues are generated from the operation of gaming machines in revenue sharing or lease arrangements and from the sale of gaming machines and systems that feature proprietary game themes.

The total purchase consideration for Multimedia was as follows (in thousands, except per share amounts):

Amount
Purchase consideration
Total purchase price for Multimedia Games common stock (29,948 shares at $36.50 per share)	$1,093,105
Payment in respect to Multimedia Games outstanding equity awards	56,284
Total merger consideration	1,149,389

Repayments of Multimedia Games debt and other obligations	25,065
Less: Multimedia Games outstanding cash at acquisition date	(118,299)
Total purchase consideration	$1,056,155

The Merger was accounted for using the acquisition method of accounting, which requires, among other things, the assets acquired and liabilities assumed be recognized at their respective fair values as of the acquisition date. The excess of the purchase price over those fair values was recorded as goodwill, none of which is deductible for tax purposes. The goodwill recognized is attributable primarily to the income potential from Multimedia penetrating into the Class III commercial casino market, the assembled workforce of Multimedia and expected synergies.

The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows. The estimated fair values of Multimedia’s assets acquired and liabilities assumed and resulting goodwill are subject to adjustment as we finalize our fair value analysis. The significant items for which a final fair value has not been determined include, but not limited to: accrued liabilities, the valuation and estimated useful lives of tangible and intangible assets and deferred income taxes. We expect to complete our fair value determinations no later than the fourth quarter of 2015. We do not expect our fair value determinations to materially change; however, there may be differences compared to those amounts originally recorded as we complete our fair value analysis.

The information below reflects the preliminary purchase price allocation (in thousands):

Amount
Purchase price allocation
Current assets	$68,548
Property, equipment and leasehold improvements, net	87,283
Goodwill	669,542
Other intangible assets, net	403,300
Other receivables, non-current	5,030
Other assets, long-term	3,392
Deferred tax asset, non-current	22,287
Total assets	1,259,382

Current liabilities	44,291
Deferred tax liability, non-current	158,418
Other accrued expenses and liabilities	518
Total liabilities	203,227
Net assets acquired	$1,056,155

Trade receivables acquired of $24.7 million were considered to be collectible and therefore the carrying amounts were considered to approximate fair value. Inventory acquired of $16.5 million was fair valued based on model-based valuations for which inputs and value drivers were observable.

The following table summarizes acquired tangible assets (in thousands):

	Useful Life (years)	Estimated Fair Value

Property, Equipment and Leased Assets
Gaming equipment	2 - 4	$78,201
Leasehold and building improvements	Lease Term	2,105
Machinery and equipment	3 - 5	4,126
Other	2 - 7	2,851
Total property, equipment and leased assets		$87,283

The fair value of property, equipment and leased assets was determined using the cost approach as the primary approach for valuing the majority of the personal property. The market approach was used to estimate the value of vehicles. The income approach was used to quantify any economic obsolescence that may be present in the personal property. No economic obsolescence adjustments were made to the personal property, as the business enterprise valuation indicated sufficient cash flows to support the values established through the cost and market approaches.

The following table summarizes acquired intangible assets (in thousands):

	Useful Life (years)	Estimated Fair Value

Other intangible assets
Tradenames and trademarks	3 - 7	$14,800
Computer software	3 - 5	3,755
Developed technology	2 - 6	139,645
Customer relationships	8 - 12	231,100
Contract rights	1 - 7	14,000
Total other intangible assets		$403,300

The fair values of trade names and trademarks and developed technology were determined by applying the income approach utilizing the relief from royalty methodology. The fair value of customer relationships was determined by applying the income approach utilizing the excess earnings methodology. The fair value of contract rights was considered to approximate the carrying amount based on contractual obligations associated with these other intangible assets. The discount rates utilized to estimate the fair value of these other intangible assets ranged from 10.0% to 11.0%.

We expensed approximately $1.5 million of costs incurred related to the acquisition of Multimedia for financial advisory services, financing related fees, accounting and legal fees and other transaction-related expenses during the three months ended March 31, 2015. These expenses are included in the Condensed Consolidated Statements of Income and Comprehensive Income within operating expenses. These costs do not include any costs related to additional site consolidation or rationalization that we might consider in the future.

NEWave, Inc.

In April 2014, we acquired all of the outstanding capital stock of NEWave, Inc. (“NEWave”) for an aggregate purchase price of approximately $14.9 million, of which approximately $2.5 million is expected to be paid in the second quarter of 2015. NEWave is a supplier of anti-money laundering compliance, audit and data efficiency software to the gaming industry.

We have not provided the supplemental pro forma impact of the NEWave acquisition on the revenue and earnings of the combined entity as if the acquisition date had been January 1, 2013, and the amount of revenue and earnings derived from NEWave have not been presented on a supplemental basis as such amounts are not material for the three months ended March 31, 2015 and 2014, respectively.

4.              ATM FUNDING AGREEMENTS

Contract Cash Solutions Agreement

Our Contract Cash Solutions Agreement with Wells Fargo Bank, N.A. (“Wells Fargo”) allows us to use funds owned by Wells Fargo to provide the currency needed for normal operating requirements for our ATMs. For the use of these funds, we pay Wells Fargo a cash usage fee on the average daily balance of funds utilized multiplied by a contractually defined cash usage rate. These cash usage fees, reflected as interest expense within the Condensed Consolidated Statements of Income and Comprehensive Income, were $0.5 million and $0.6 million for the three months ended March 31, 2015 and 2014, respectively. We are exposed to interest rate risk to the extent that the applicable LIBOR increases.

Under this agreement, all currency supplied by Wells Fargo remains the sole property of Wells Fargo at all times until it is dispensed, at which time Wells Fargo obtains an interest in the corresponding settlement receivable which is recorded on a net basis. As these funds are not our assets, supplied cash is not reflected on the Condensed Consolidated Balance Sheets. The outstanding balances of ATM cash utilized by us from Wells Fargo were $255.6 million and $396.3 million as of March 31, 2015 and December 31, 2014, respectively.

In June 2012, we amended the Contract Cash Solutions Agreement to increase the maximum amount of cash to be provided to us from $400.0 million to $500.0 million, and to extend the initial term from November 30, 2013 to November 30, 2014. In November 2014, we amended the Contract Cash Solutions Agreement to  extend the term one year until November 30, 2015.

We are responsible for any losses of cash in the ATMs under this agreement and we self-insure for this risk. We incurred no material losses related to this self-insurance for the three months ended March 31, 2015 and 2014.

Site-Funded ATMs

We operate ATMs at certain customer gaming establishments where the gaming establishment provides the cash required for the ATM operational needs. We are required to reimburse the customer for the amount of cash dispensed from these Site-Funded ATMs. The Site-Funded ATM liability is included within “Settlement liabilities” in the accompanying Condensed Consolidated Balance Sheets and was $71.5 million and $69.3 million as of March 31, 2015 and December 31, 2014, respectively.

5. TRADE RECEIVABLES

Trade receivables represent short-term credit granted to customers for which collateral is generally not required. The balance of trade receivables consists of outstanding balances owed to us by gaming establishments and casino patrons. The balance of trade receivables consisted of the following (in thousands):

	At March 31,	At December 31,
	2015	2014

Trade receivables, net
Games trade receivables	$30,177	$28,270
Kiosk trade receivables	4,301	5,247
Warranty and other trade receivables	4,742	4,180

Total trade receivables, net	$39,220	$37,697

The material balance of the allowance for doubtful accounts for trade receivables is from warranty receivables. On a monthly basis, we evaluate the collectability of the outstanding balances and establish a reserve for the face amount of the expected losses on these receivables. The warranty expense associated with this reserve is included within cost of revenues (exclusive of depreciation and amortization) in the Condensed Consolidated Statements of Income and Comprehensive Income. The outstanding balance of the warranty reserve was $2.7 and $2.8 million as of March 31, 2015 and December 31, 2014, respectively.

6. OTHER RECEIVABLES

Other receivables include the balance of notes and loans receivable on our games and fully integrated kiosk products, development agreements, which are generated from reimbursable amounts advanced to tribal customers generally used by the customer to build, expand or renovate its facility, and an agreement with Bee Caves Games, Inc. (“Bee Caves Games”) in July 2014, under which the Company agreed to make a loan pursuant to a secured promissory note in the amount of $4.5 million. In association with the promissory note, the Company received warrants to purchase Bee Caves Games common stock, and recorded a discount to the note for the fair value of the warrants received. The warrants are included in the balance of other assets, non-current.  The note, which bears interest at 7%, requires interest only payments for the first 24 months followed by repayments of principal and interest in 48 equal monthly installments.

Other receivables also include income taxes receivable and other miscellaneous receivables. The balance of other receivables consisted of the following (in thousands):

	At March 31,	At December 31,
	2015	2014

Other receivables
Notes and loans receivable, net of discount of $814 and $853, respectively	$13,261	$13,939
Federal and state income tax receivable	15,142	15,092
Other	582	706

Total other receivables	28,985	29,737

Less: Notes and loans receivable, non-current	8,593	9,184
Total other receivables, current portion	$20,392	$20,553

7. PREPAID AND OTHER ASSETS

Prepaid and other assets include the balance of prepaid expenses, deposits, debt issuance costs and other assets. The short-term portion of these assets is included in prepaid and other assets and the long-term portion is included in other assets, non-current.

The balance of prepaid and other assets consisted of the following (in thousands):

	At March 31,	At December 31,
	2015	2014

Prepaid expenses and other assets
Prepaid expenses	$6,935	$7,163
Deposits	8,213	8,781
Other	3,741	3,044
Total prepaid expenses and other assets	$18,889	$18,988

The balance of other assets, non-current consisted of the following (in thousands):

	At March 31,	At December 31,
	2015	2014

Other assets, non-current
Debt issuance costs	$40,012	$41,109
Prepaid expenses and deposits, non-current	3,998	3,956
Other	6,002	5,878
Total other assets non-current	$50,012	$50,943

8. INVENTORY

We currently maintain separate inventories for our Games and Payments businesses. Our Games inventory primarily consists of component parts, completed player terminals and back office computer equipment. This inventory was stated at the lower of cost or market and accounted for using the first in, first out method during the current reporting period; whereas the inventory that existed at the time of the Merger was stated at fair value. The cost of inventory includes cost of materials, labor, overhead and freight. Our Payments inventory primarily consists of parts as well as finished goods and work-in-progress.  This inventory was stated at the lower of cost or market accounted for using the average cost method.

Inventory consisted of the following (in thousands):

	At March 31,	At December 31,
	2015	2014
Inventory
Raw materials and component parts, net of reserves of $82 and $22, respectively	$19,997	$21,151
Work in progress	1,406	803
Finished goods	1,647	5,209
Total inventory	$23,050	$27,163

9. PROPERTY, EQUIPMENT AND LEASED ASSETS

Property, equipment and leased assets consist of the following (in thousands):

		At March 31, 2015			At December 31, 2014
	Useful Life (years)	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Property, equipment and leased assets
Rental pool - deployed	2 - 4	$74,742	$7,429	$67,313	$70,295	$876	$69,419
Rental pool - undeployed	2 - 4	11,321	1,318	10,003	10,562	151	10,411
ATM equipment	5	22,099	15,416	6,683	23,572	16,544	7,028
Office, computer and other equipment	3	15,885	9,736	6,149	15,238	8,848	6,390
Leasehold and building improvements	Lease Term	6,294	1,187	5,107	6,289	895	5,394
Machinery and equipment	3 - 5	3,469	282	3,187	3,395	34	3,361
Cash advance equipment	3	3,922	2,023	1,899	3,372	1,873	1,499
Other	2 - 5	2,649	231	2,418	2,772	189	2,583
Total		$140,381	$37,622	$102,759	$135,495	$29,410	$106,085

Depreciation expense related to other property, equipment and leased assets totaled approximately $10.4 million and $1.9 million for the three months ended March 31, 2015 and 2014, respectively. Our property, equipment and leased assets were not impaired for the three months ended March 31, 2015 and 2014.

10. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

Goodwill represents the excess of the purchase price over the identifiable tangible and intangible assets acquired plus liabilities assumed arising from business combinations. The balance of goodwill was $857.9 million at both March 31, 2015 and December 31, 2014. Our goodwill was not impaired for the three months ended March 31, 2015 and 2014. Additionally, no impairment was identified during our annual impairment testing as of October 1, 2014.

In accordance with ASC 350, we test goodwill at the reporting unit level, which in certain cases may be a component of an operating segment, for impairment on an annual basis and between annual tests if events and circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying amount.

The estimate of fair value requires significant judgment. We based our fair value estimates on assumptions that we believe to be reasonable but that are unpredictable and inherently uncertain, including estimates of future growth rates and operating margins and assumptions about the overall economic climate and the competitive environment for our reporting units. There can be no assurance that our estimates and assumptions made for purposes of our goodwill and identifiable intangible asset testing as of the time of testing will prove to be accurate predictions of the future. If our assumptions regarding business plans, competitive environments or anticipated growth rates are not correct, we may be required to record goodwill and/or intangible asset impairment charges in future periods, whether in connection with our next annual impairment testing or earlier, if an indicator of an impairment is present before our next annual evaluation.

Other Intangible Assets

Other intangible assets consist of the following (in thousands):

		At March 31, 2015			At December 31, 2014
	Useful Life (years)	Cost	Accumulated Amortization	Net Book Value	Cost	Accumulated Amortization	Net Book Value
Other intangible assets
Contract rights under development and placement fee agreements	1 - 7	$14,919	$2,104	$12,815	$14,000	$301	$13,699
Customer contracts	7 - 14	43,938	31,093	12,845	43,938	29,931	14,007
Customer relationships	8 - 12	231,100	5,999	225,101	231,100	733	230,367
Developed technology and software	1 - 6	179,139	27,492	151,647	174,417	14,604	159,813
Patents, trademarks and other	1 - 17	27,700	10,005	17,695	27,856	8,957	18,899
Total		$496,796	$76,693	$420,103	$491,311	$54,526	$436,785

Amortization expense related to other intangible assets totaled approximately $20.7 million and $2.4 million for the three months ended March 31, 2015 and 2014, respectively. We capitalized and placed into service $1.0 million and $0.3 million of software development costs for the three months ended March 31, 2015 and 2014, respectively.

On a quarterly basis, we evaluate our other intangible assets for potential impairment as part of our quarterly review process. No impairment was identified for our other intangible assets during our assessment for the three months ended March 31, 2015 and 2014.

We enter into development and placement fee agreements to provide financing for new gaming facilities or for the expansion or improvement of existing facilities. All or a portion of the funds provided under development agreements are reimbursed to us, while funding under placement fee agreements is not reimbursed. In return for the fees under these agreements, each facility dedicates a percentage of its floor space, or an agreed upon unit count, for the placement of our EGMs over the term of the agreement, generally 12 to 83 months, and we receive a fixed percentage or flat fee of those machines’ hold per day. Certain of the agreements contain EGM performance standards that could allow the respective facility to reduce a portion of our guaranteed floor space.

In addition, certain development agreements allow the facilities to buy out floor space after advances that are subject to repayment have been repaid. The development agreements typically provide for a portion of the amounts retained by each facility for its share of the operating profits of the facility to be used to repay some or all of the advances recorded as notes receivable. Placement fees and amounts advanced in excess of those to be reimbursed by the customer for real property and land improvements are allocated to intangible assets and are generally amortized over the term of the contract, which is recorded as a reduction of revenue generated from the facility. In the past we have, and in the future, we may, by mutual agreement, amend these agreements to reduce our floor space at the facilities. Any proceeds received for the reduction of floor space is first applied against the intangible asset for that particular development or placement fee agreement, if any, and the remaining net book value of the intangible asset is prospectively amortized on a straight-line method over the remaining estimated useful life.

On January 15, 2015, Multimedia paid a placement fee of approximately $1.2 million to the Chickasaw Nation to extend the placement of 118 units in one of its location in Oklahoma for an additional term of 60 months.

11. ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The following table presents our accounts payable and accrued expenses (in thousands):

	At March 31,	At December 31,
	2015	2014
Accounts payable and accrued expenses
Trade accounts payable	$52,226	$48,962
Accrued interest	14,089	3,387
Payroll and related expenses	8,861	10,889
Deferred and unearned revenues	7,497	8,016
Cash access processing and related expenses	4,436	4,414
Accrued taxes	2,150	3,195
Other	24,284	25,805

Total accounts payable and accrued expenses	$113,543	$104,668

12. LONG-TERM DEBT

The following table summarizes our outstanding indebtedness (in thousands):

	At March 31,	At December 31,
	2015	2014
Long-term debt
Senior secured term loan	$497,500	$500,000
Senior secured notes	335,000	350,000
Senior unsecured notes	350,000	350,000
Total debt	1,182,500	1,200,000
Less: original issue discount	(10,769)	(11,213)
Total debt after discount	1,171,731	1,188,787
Less: current portion of long-term debt	(10,000)	(10,000)
Long-term debt, less current portion	$1,161,731	$1,178,787

Credit Facilities

In December 2014, we entered into a credit agreement that provided for a $500.0 million six-year senior secured term loan that matures in 2020 (the “Term Loan”) and a $50.0 million five-year revolver that matures in 2019 (the “Revolving Credit Facility”, and together with the Term Loan, the “Credit Facilities”). The fees associated with the Credit Facilities included original issue discounts of approximately $7.5 million and debt issuance costs of approximately $13.9 million.

We are required to repay the Term Loan in an amount equal to 0.50% per quarter of the initial aggregate principal with the final principal repayment installment on the maturity date.  Interest is due quarterly in arrears each March, June, September and December and the maturity date.

The Revolving Credit Facility remained undrawn as of March 31, 2015.

The interest rate per annum applicable to the Revolving Credit Facility is, at GCA’s option, the base rate or LIBOR plus, in each case, an applicable margin. The interest rate per annum applicable to the Term Loan is also, at GCA’s option, the base rate or LIBOR plus, in each case, an applicable margin. LIBOR will be reset at the beginning of each selected interest period based on the LIBOR rate then in effect; provided that, with respect to the Revolving Credit Facility, if LIBOR is below zero, then such rate will be equal to zero plus the applicable margin, and, with respect to the Term Loan, if LIBOR is below 1.0%, then such rate will be equal to 1.0% plus the applicable margin. The base rate is a fluctuating interest rate equal to the highest of (a) the prime lending rate announced by the administrative agent, (b) the federal funds effective rate from time to time plus 0.50%, and (c) LIBOR (after taking account of any applicable floor) applicable for an interest period of one month plus 1.00%. The applicable margins of 4.75% and 5.25% for the Revolving Credit Facility and Term Loan, respectively, are subject to adjustment based on our consolidated secured leverage ratio.

Voluntary prepayments of the Term Loan and the Revolving Credit Facility and voluntary reductions in the unused commitments are permitted in whole or in part, in minimum amounts as set forth in the credit agreement governing the Credit Facilities, with prior notice but without premium or penalty, except that certain refinancing transactions of the Term Loan within twelve months after the closing of the Credit Facilities will be subject to a prepayment premium of 1.00% of the principal amount repaid.

Subject to certain exceptions, the obligations under the Credit Facilities are secured by substantially all of the present and after acquired assets of each of GCA, Holdings and the subsidiary guarantors (the “Collateral”) including: (a) a perfected first priority pledge of all the capital stock of GCA and each domestic direct, wholly owned material restricted subsidiary held by Holdings, GCA or any such subsidiary guarantor; and (b) a perfected first priority security interest in substantially all other tangible and intangible assets of Holdings, GCA, and such subsidiary guarantors (including, but not limited to, accounts receivable, inventory, equipment, general intangibles, investment property, real property, intellectual property and the proceeds of the foregoing). Subject to certain exceptions, the Credit Facilities are unconditionally guaranteed by Holdings and such subsidiary guarantors and Multimedia Games and its material domestic subsidiaries.

The Term Loan had an applicable interest rate of 6.25% as of March 31, 2015 and December 31, 2014.

We were in compliance with the terms of the Credit Facilities as of March 31, 2015 and December 31, 2014.

Senior Secured Notes

In December 2014, we issued $350.0 million in aggregate principal amount of 7.75% Senior Secured Notes due 2021 (“the “Secured Notes”). The fees associated with the Secured Notes included debt issuance costs of approximately $13.6 million.

Interest is due semi-annually in arrears each March and September.

The Secured Notes were acquired by the initial purchasers pursuant to the terms of a purchase agreement.  Under the terms of the purchase agreement, during a one year period following the closing and upon prior notice from the initial purchasers, the Company must use commercially reasonable efforts to aid the purchasers in the resale of the Secured Notes, including by preparing an updated offering memorandum and participating in reasonable marketing efforts including road shows, to the extent required therein.

We were in compliance with the terms of the Secured Notes as of March 31, 2015 and December 31, 2014.

Senior Unsecured Notes

In December 2014, we issued $350 million in aggregate principal amount of 10.0% Senior Unsecured Notes due 2022 (the “Unsecured Notes”). The fees associated with the Unsecured Notes included original issue discounts of approximately $3.8 million and debt issuance costs of approximately $14.0 million.

Interest is due semi-annually in arrears each January and July.

The Unsecured Notes were acquired by the initial purchasers pursuant to the terms of a purchase agreement.  Under the terms of the purchase agreement, during a one-year period following the closing and upon prior notice from the initial purchasers, the Company must use commercially reasonable efforts to aid the purchasers in the resale of the Unsecured Notes, including by preparing an updated offering memorandum and participating in reasonable marketing efforts including road shows, to the extent required therein.

In connection with the issuance of the Unsecured Notes, the Company entered into a registration rights agreement pursuant to which the Company agreed, for the benefit of the holders of the Unsecured Notes, to file with the SEC, and use its commercially reasonable efforts to cause to become effective, a registration statement relating to an offer to exchange the Unsecured Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the Unsecured Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below). Under certain circumstances, including if applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offer, the Company and the guarantors must use their commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Unsecured Notes and to keep that shelf registration statement effective until the first anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all Unsecured Notes covered by the shelf registration statement have been sold. The obligation to complete the exchange offer and/or file a shelf registration statement will terminate on the second anniversary of the date of the Registration Rights Agreement. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before December 19, 2015, the annual interest rate borne by the Unsecured Notes will be increased by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum thereafter until the exchange offer is completed or the shelf registration statement is declared effective, at which time the interest rate will revert to the original interest rate on the date the Unsecured Notes were originally issued.

We were in compliance with the terms of the Unsecured Notes as of March 31, 2015 and December 31, 2014.

13. COMMITMENTS AND CONTINGENCIES

Multimedia Shareholder Litigation

In connection with the Merger, certain actions were filed by putative shareholders of Multimedia in the United States District Court for the Western District of Texas (the “Texas Federal Action”) and the District Court of Travis County, Texas (the “Texas State Court Action”). In both the Texas Federal Action and the Texas State Court Action, plaintiffs alleged that Multimedia’s directors breached their fiduciary duties to Multimedia and/or its shareholders because, among other things, the Merger allegedly involved an unfair price, an inadequate sales process, self-dealing and unreasonable deal protection devices. The complaints further alleged that Holdings and its formerly wholly owned merger subsidiary, Merger Sub aided and abetted those purported breaches of fiduciary duty.

On November 20, 2014, the defendants in the Texas Federal Action reached an agreement in principle with the plaintiffs in the Texas Federal Action regarding settlement of all claims asserted on behalf of the alleged class of Multimedia shareholders and on behalf of Multimedia, and that agreement is reflected in a memorandum of understanding. In connection with the settlement contemplated by the memorandum of understanding, Multimedia agreed to make certain additional disclosures in its proxy statement related to the Merger, which disclosure Multimedia made in a Current Report on Form 8-K filed on November 21, 2014. In addition, the defendants in the Texas Federal Action agreed not to oppose an application by plaintiffs in the Texas Federal Action for an attorneys’ fee award from the United States District Court for the Western District of Texas (the “District Court”) of up to $310,000. As contemplated in the memorandum of understanding, the parties entered into a Stipulation of Non-Opt Out Class and Derivative Settlement (the “Stipulation”) as of April 7, 2015, which was filed with the District Court on April 16, 2015. The Stipulation is subject to customary conditions, including District Court approval.

On April 16, 2015, Plaintiffs filed an unopposed motion for preliminary approval of the Stipulation. On April 22, 2015, the District Court entered an order preliminarily approving the Stipulation, providing for notice of the settlement to be provided to certain Multimedia shareholders and scheduling a hearing for final approval of the Stipulation on August 7, 2015. There can be no assurance that the District Court will finally approve the Stipulation. In such event, the settlement as reflected in the Stipulation may be terminated.

The Texas State Court Action remains pending as of May 8, 2015, the date these condensed consolidated financial statements were issued. All of the defendants have filed answers containing general denials in that action.

Alabama Litigation

The Company is currently involved in two lawsuits, as further described below, related to Multimedia’s former charity bingo operations in the State of Alabama, neither of which it believes are material from a damages perspective. The lawsuits are currently pending in federal court, and include claims related to the alleged illegality of electronic charity bingo in the State of Alabama.

Dollie Williams, et al., v. Macon County Greyhound Park, Inc., et al., a civil action, was filed on March 8, 2010, in the United States District Court for the Middle District of Alabama, Eastern Division, against Multimedia and others. The plaintiffs, who claim to have been patrons of VictoryLand, allege that Multimedia participated in gambling operations that violated Alabama state law by supplying to VictoryLand purportedly unlawful electronic bingo machines played by the plaintiffs, and the plaintiffs seek recovery of the monies lost on all electronic bingo games played by the plaintiffs in the six months prior to the filing of the complaint under Ala. Code Sec. 8-1-150(A). The plaintiffs have requested that the court certify the action as a class action. On March 29, 2013, the court entered an order granting the plaintiffs’ motion for class certification. On April 12, 2013, the defendants jointly filed a petition with the Eleventh Circuit Court of Appeals seeking permission to appeal the court’s ruling on class certification. On June 18, 2013, the Eleventh Circuit Court of Appeals entered an order granting the petition to appeal. Following briefing and oral argument, on April 2, 2014, the Eleventh Circuit Court of Appeals entered an order reversing the district court’s ruling on class certification and remanding the case to the district court. The parties have reached a settlement that will become final upon approval of the bankruptcy court overseeing the bankruptcy of one of the plaintiffs. Until the settlement becomes final, the Company will continue to vigorously defend this matter. Given the inherent uncertainties in this litigation, however, the Company is unable to make any prediction as to the ultimate outcome.

Ozetta Hardy v. Whitehall Gaming Center, LLC, et al., a civil action, was filed against Whitehall Gaming Center, LLC (an entity that does not exist), Cornerstone Community Outreach, Inc., and Freedom Trail Ventures, Ltd., in the Circuit Court of Lowndes County, Alabama. On June 3, 2010, Multimedia and other manufacturers were added as defendants. The plaintiffs, who claim to have been patrons of White Hall, allege that Multimedia participated in gambling operations that violated Alabama state law by supplying to White Hall purportedly unlawful electronic bingo machines played by the plaintiffs, and the plaintiffs seek recovery of the monies lost on all electronic bingo games played by the plaintiffs in the six months prior to the filing of the complaint under Ala. Code, Sec 8-1-150(A). The plaintiffs requested that the court certify the action as a class action. On July 2, 2010, the defendants removed the case to the United States District Court for the Middle District of Alabama, Northern Division. The court has not ruled on the plaintiffs’ motion for class certification. The Company continues to vigorously defend this matter. Given the inherent uncertainties in this litigation, however, the Company is unable to make any prediction as to the ultimate outcome.

Gain Contingency Settlement

In January 2014, we filed a complaint against certain third party defendants alleging conspiracy in restraint of competition regarding interchange fees, monopolization by defendants in the relevant market, and attempted monopolization of the defendants in the relevant market. We demanded a trial by jury of all issues so triable. The defendants filed a motion to dismiss on March 13, 2014. A settlement agreement was made as of January 16, 2015 and on January 22, 2015 the settlement agreement was executed and delivered for which we received $14.4 million in cash and recorded the settlement proceeds in the first quarter of 2015. This settlement is included as a reduction of operating expenses in our Condensed Consolidated Statement of Income and Comprehensive Income for the three months ended March 31, 2015.

We are subject to other claims and suits that arise from time to time in the ordinary course of business, including those discussed above. We do not believe the liabilities, if any, which may ultimately result from the outcome of such matters, individually or in the aggregate, will have a material adverse impact on our financial position, liquidity or results of operations.

14. SHAREHOLDERS’ EQUITY

Preferred Stock.  Our amended and restated certificate of incorporation, as amended, allows our Board of Directors, without further action by stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional, or special rights as well as the qualifications, limitations or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences. As of March 31, 2015 and December 31, 2014, we had no shares outstanding of preferred stock.

Common Stock.  Subject to the preferences that may apply to shares of preferred stock that may be outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our Board of Directors may from time to time determine. All dividends are non-cumulative. In the event of the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of preferred stock, if any, then outstanding. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. There are no sinking fund provisions applicable to the common stock. Each outstanding share of common stock is fully paid and non-assessable. As of March 31, 2015 and December 31, 2014, we had 90,610,087 and 90,405,450 shares of common stock issued.

Treasury Stock.  Employees may direct us to withhold vested shares of restricted stock to satisfy the minimum statutory withholding requirements applicable to their restricted stock vesting. We repurchased or withheld from restricted stock awards 2,845 and 31,000 shares of common stock at an aggregate purchase price of $19,743 and $0.3 million, for the three months ended March 31, 2015 and 2014, respectively, to satisfy the minimum applicable tax withholding obligations related to the vesting of such restricted stock awards.

15. WEIGHTED AVERAGE COMMON SHARES

The weighted average number of common shares outstanding used in the computation of basic and diluted earnings per share is as follows (in thousands):

	At March 31,	At March 31,
	2015	2014
Weighted average shares
Weighted average number of common shares outstanding - basic	65,623	65,910
Potential dilution from equity grants(1)	869	1,460

Weighted average number of common shares outstanding - diluted	66,492	67,370

(1)         The potential dilution excludes the weighted average effect of equity awards to acquire 8.4 million and 5.1 million of our common stock for the three months ended March 31, 2015 and 2014, respectively, because the application of the treasury stock method, as required, makes them anti-dilutive.

16. SHARE-BASED COMPENSATION

Equity Incentive Awards

Our 2014 Equity Incentive Plan (the “2014 Plan”) is used to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants and to promote the success of our business.  The 2014 Plan superseded the then current 2005 Stock Incentive Plan (the “2005 Plan”). The 2014 Plan is administered by our Compensation Committee, which has the authority to select individuals who are to receive options or other equity incentive awards and to specify the terms and conditions of grants of options or other equity incentive awards, the vesting provisions, the term and the exercise price.

Generally, we grant the following award types: (a) time-based options, (b) cliff-vesting time-based options, (c) market-based options and (d) restricted stock.   These awards have varying vesting provisions, but generally have 10-year expiration periods. There have been no changes to our equity incentive awards vesting disclosures since the most recent filing of our Annual Report on Form 10-K.

A summary of award activity is as follows (in thousands):

	Stock Options	Restricted Stock
	Granted	Granted

Outstanding, December 31, 2014	13,626	440

Additional authorized shares	-	-
Granted	-	-
Exercised options or vested shares	(194)	(11)
Canceled or forfeited	(1,426)	-

Outstanding, March 31, 2015	12,006	429

The maximum number of shares available for future equity awards under the 2014 Plan is approximately 12.1 million shares of our common stock; and there are no shares available for future equity awards under the 2005 Plan.

Stock Options

The fair value of options was determined as of the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Three Months Ended March 31,
	2015	2014

Risk-free interest rate	-	1%
Expected life of options (in years)	-	4
Expected volatility	-	53%
Expected dividend yield	-	0%

The following tables present the options activity:

	Number of Common Shares (in thousands)	Weighted Average Exercise Price (per share)	Weighted Average Life Remaining (years)	Aggregate Intrinsic Value (in thousands)

Outstanding, December 31, 2014	13,626	$7.64	6.5	$9,148

Granted	-	-
Exercised	(194)	5.39
Canceled or forfeited	(1,426)	10.80

Outstanding, March 31, 2015	12,006	$7.30	6.6	$12,095

Vested and expected to vest, March 31, 2015	10,864	$7.28	6.3	$11,403

Exercisable, March 31, 2015	6,221	$7.31	4.4	$7,990

There were no options granted for the three months ended March 31, 2015. There were 2.0 million options granted for the three months ended March 31, 2014. The weighted average grant date fair value per share of the options granted was $3.88 for the three months ended March 31, 2014. The total intrinsic value of options exercised was $0.4 million and $1.7 million for the three months ended March 31, 2015 and 2014, respectively.

There was $13.6 million in unrecognized compensation expense related to options expected to vest as of March 31, 2015. This cost was expected to be recognized on a straight-line basis over a weighted average period of 3.0 years. We received $1.0 million in proceeds from the exercise of options and recorded $1.6 million in non-cash compensation expense related to options granted that were expected to vest for the three months ended March 31, 2015.

There was $12.0 million in unrecognized compensation expense related to options expected to vest as of March 31, 2014.  This cost was expected to be recognized on a straight-line basis over a weighted average period of 3.1 years. We recorded $1.6 million in non-cash compensation expense related to options granted that were expected to vest as of March 31, 2014. We received $2.4 million in cash from the exercise of options for the three months ended March 31, 2014.

Restricted Stock

The following is a summary of non-vested share awards for our time-based restricted shares:

	Shares Outstanding (in thousands)	Weighted Average Grant Date Fair Value (per share)

Outstanding, December 31, 2014	440	$7.11

Granted	-	-
Vested	(11)	7.09
Forfeited	-	7.09
Outstanding, March 31, 2015	429	$7.11

There were no shares of restricted stock granted for the three months ended March 31, 2015 and March 31, 2014. The total fair value of restricted stock vested was $0.1 million and $0.7 million for the three months ended March 31, 2015 and 2014, respectively.

There was $2.7 million in unrecognized compensation expense related to shares of time-based restricted shares expected to vest as of March 31, 2015. This cost is expected to be recognized on a straight-line basis over a weighted average period of 3.0 years. There was 10.9 thousand shares of restricted stock that vested and we recorded $0.2 million in non-cash compensation expense related to the restricted stock granted that was expected to vest during the three months ended March 31, 2015.

There was $1.7 million in unrecognized compensation expense related to shares of time-based restricted shares expected to vest as of March 31, 2014. This cost was expected to be recognized on a straight-line basis over a weighted average period of 2.8 years. There were 0.1 million shares of time-based restricted shares vested and we recorded $0.4 million in non-cash compensation expense related to the restricted stock granted that was expected to vest for the three months ended March 31, 2014.

17.      INCOME TAXES

The provision for income tax reflected an effective income tax rate of 81.2% for the three months ended March 31, 2015, which was higher than the statutory federal rate of 35.0% primarily due to non-statutory stock options that expired in the quarter and state income taxes. The provision for income tax reflected an effective income tax rate of 34.7% for the same period in the prior year, which was lower than the statutory federal rate of 35.0% are primarily due to the favorable foreign rate applicable to our foreign source income.

We have analyzed filing positions in all of the federal, state and foreign jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. As part of the Merger, the Company recorded $0.7 million of unrecognized tax benefits as of December 31, 2014, which is consistent with the balance as of March 31, 2015. Other than the unrecognized tax benefit related to the Merger, we believe that our income tax filing positions and deductions will be sustained upon audit and we do not anticipate any adjustments that will result in a material change to our financial position. We may from time to time be assessed interest or penalties by tax jurisdictions, although any such assessments historically have been minimal and immaterial to our financial results. Our policy for recording interest and penalties associated with audits and unrecognized tax benefits is to record such items as a component of income tax expense.

18.  SEGMENT INFORMATION

Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-making group, in deciding how to allocate resources and in assessing performance. Our chief operating decision-making group consists of the Chief Executive Officer and the Chief Financial Officer. The operating segments are reviewed separately because each represents products and services that can be sold separately to our customers.

Since the most recent filing of our Annual Report on Form 10-K, and in connection with the Merger, our chief operating decision-making group has determined the following to be the operating segments for which we conduct business: (a) Games, and (b) Payments. Each of these segments is monitored by our management for performance against its internal forecast and is consistent with our internal management reporting. Our chief operating decision-making group manages the business, allocates resources and measures profitability based on the Games and Payments operating segments.

The Games segment provides solutions directly to gaming establishments to offer their patrons gaming entertainment related experiences including: leased gaming equipment; sales and maintenance related services of gaming equipment; gaming systems; and ancillary products and services.

The Payments segment provides solutions directly to gaming establishments to offer their patrons cash access related services and products including: access to cash at gaming facilities via ATM cash withdrawals, credit card cash access transactions and point of sale debit card transactions; check-related services; fully integrated kiosks and maintenance services; compliance, audit and data software; casino credit data and reporting services and other ancillary offerings.

Corporate overhead and depreciation and amortization expenses were allocated to the segments either through specific identification or based on a reasonable methodology.

Our business is predominantly domestic, with no specific regional concentrations and no significant assets in foreign locations.

The accounting policies of the operating segments are generally the same as those described in the summary of significant accounting policies.

The following tables present segment information (in thousands):

	For the Three Months Ended March 31,
	2015	2014

Revenues
Games	$55,045	$-
Payments	152,428	150,571
Total revenues	$207,473	$150,571

Operating income
Games	$614	$-
Payments	27,527	13,013
Total operating income	$28,141	$13,013

	At March 31,	At December 31,
Total assets	2015	2014
Games	$1,229,618	$1,242,822
Payments	495,646	464,463
Total assets	$1,725,264	$1,707,285

Major customers.  For the three months ended March 31, 2015 and 2014, no single customer accounted for more than 10% of our revenues. Our five largest customers accounted for approximately 28% and 33% of our total revenue for the three months ended March 31, 2015 and 2014, respectively.

19.       SUBSEQUENT EVENTS

Subsequent events were evaluated through the date of this filing.

Secured Notes Refinance

The terms of the Secured Notes purchase agreement stipulated that GCA must use commercially reasonable efforts to aid the purchasers in the resale of the Secured Notes. Alternatively, GCA had the ability to redeem the Secured Notes without penalty. On April 15, 2015, the Company entered into a note purchase agreement (the “Note Purchase Agreement”), among GCA, CPPIB Credit Investments III Inc. (the “Purchaser”) and Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”) and issued $335.0 million in aggregate principal amount of its 7.25% Senior Secured Notes due 2021 (the “Refinanced Secured Notes”) in a private offering to the Purchaser. With the proceeds from the issuance of the Refinanced Secured Notes, GCA redeemed, in full, the Company’s outstanding Secured Notes from the note holders thereof in accordance with the terms of the indenture governing the Secured Notes. In connection with this transaction during the second quarter of 2015, we will expense approximately $12.9 million of related debt issuance costs and fees to “Loss on extinguishment of debt” associated with the redeemed Senior Secured Notes that were outstanding prior to the refinance transaction.

In connection with the Refinanced Secured Notes and pursuant to the terms of the Note Purchase Agreement, the Company issued to the Purchaser a warrant to purchase 700,000 shares of Holdings’ common stock, with an exercise price equal to $9.88 per share, representing a 30% premium to the volume-weighted average price of Holdings’ common stock for the ten trading days prior to the issuance of the warrant. The warrant expires on the sixth anniversary of the date of issuance. The number of shares issuable pursuant to the warrant and the warrant exercise price are subject to adjustment for stock splits, reverse stock splits, stock dividends, mergers and certain other events.

Unsecured Notes Syndication

In connection with the terms of the Unsecured Notes purchase agreement for which GCA was required to use commercially reasonable efforts to aid the purchasers in the resale of the Unsecured Notes, the Company prepared an updated offering memorandum and participated in reasonable marketing efforts including road shows, to the extent required therein. The Unsecured Notes were syndicated in the second quarter of 2015.

20.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION

We conduct substantially all of our business through our U.S. and foreign subsidiaries.  Everi Payments Inc.’s (formerly known as Global Cash Access, Inc.) (“Subsidiary Issuer”) obligations under the Unsecured Notes are fully and unconditionally guaranteed, subject to certain customary release provisions, on a joint and several basis by Everi Holdings Inc. (formerly known as Global Cash Access Holdings, Inc.) (“Parent”) and substantially all of our 100%-owned U.S. subsidiaries other than Subsidiary Issuer (the “Guarantor Subsidiaries” and, together with Parent, the “Guarantors” and each a “Guarantor” ).  The guarantees of our Unsecured Notes will be released under the following customary circumstances: (i) the sale or disposition of all or substantially all of the assets of the Guarantor (by way of merger, consolidation, or otherwise) to a person that is not (either before or after giving effect to such transaction) Parent, Subsidiary Issuer or a restricted subsidiary; (ii) the sale or disposition of sufficient capital stock of the Guarantor to a person that is not (either before or after giving effect to such transaction) Parent, Subsidiary Issuer or a restricted subsidiary and the Guarantor ceases to be a restricted subsidiary of Subsidiary Issuer as a result of the sale or other disposition; (iii) the designation of the Guarantor as an unrestricted subsidiary in accordance with the Indenture; or (iv) the legal or covenant defeasance of the Unsecured Notes or the satisfaction and discharge of the Indenture.

Presented below is condensed consolidating financial information for (a) Parent, (b) Subsidiary Issuer, (c) the Guarantor Subsidiaries and (d) our U.S. subsidiaries that are not Guarantor Subsidiaries and our foreign subsidiaries (collectively, the “Non-Guarantor Subsidiaries”) as of March 31, 2015 and for the three-month periods ended March 31, 2015 and 2014. The condensed consolidating financial information has been presented to show the nature of assets held and the results of operations and cash flows of Parent, Subsidiary Issuer, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries assuming that the guarantee structure of the Unsecured Notes had been in effect at the beginning of the periods presented.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands)

	Three Months Ended March 31, 2015
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Revenues	$—	$141,410	$62,369	$3,830	$(136)	$207,473
Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	—	110,589	14,371	2,063	—	127,023
Operating expenses	—	4,191	11,359	427	(136)	15,841
Research and development	—	—	5,436	—	—	5,436
Depreciation	—	1,774	8,542	61	—	10,377
Amortization	—	2,215	17,771	669	—	20,655
Total costs and expenses	—	118,769	57,479	3,220	(136)	179,332
Operating income	—	22,641	4,890	610	—	28,141
Other (income) expense
Interest expense, net of interest income	—	2,778	22,787	90	—	25,655
Equity in income of subsidiaries	(469)	(3,047)	—	—	3,516	—
Total other (income) expense	(469)	(269)	22,787	90	3,516	25,655
Income (loss) from operations before tax	469	22,910	(17,897)	520	(3,516)	2,486
Income tax expense (benefit)	—	8,706	(6,942)	253	—	2,017
Net income (loss)	469	14,204	(10,955)	267	(3,516)	469
Foreign currency translation	(873)	—	—	(873)	873	(873)
Comprehensive (loss) income	$(404)	$14,204	$(10,955)	$(606)	$(2,643)	$(404)

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands)

	Three Months Ended March 31, 2014
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Revenues	$—	$140,321	$6,866	$3,553	$(169)	$150,571
Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	—	111,338	2,043	(143)	—	113,238
Operating expenses	—	18,747	819	642	(169)	20,039
Depreciation	—	1,883	1	43	—	1,927
Amortization	—	2,230	—	124	—	2,354
Total costs and expenses	—	134,198	2,863	666	(169)	137,558
Operating income	—	6,123	4,003	2,887	—	13,013
Other (income) expense
Interest expense, net of interest income	—	2,034	—	(488)	—	1,546
Equity in income of subsidiaries	(7,489)	(5,082)	—	—	12,571	—
Total other (income) expense	(7,489)	(3,048)	—	(488)	12,571	1,546
Income from operations before tax	7,489	9,171	4,003	3,375	(12,571)	11,467
Income tax expense	—	1,682	1,401	895	—	3,978
Net income	7,489	7,489	2,602	2,480	(12,571)	7,489
Foreign currency translation	1	—	—	1	(1)	1
Comprehensive income	$7,490	$7,489	$2,602	$2,481	$(12,572)	$7,490

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEETS

(in thousands)

	At March 31, 2015
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current assets
Cash and cash equivalents	$—	$120,435	$13,315	$11,263	$—	$145,013
Settlement receivables	—	26,950	—	2,837	—	29,787
Trade receivables, net	—	6,294	32,925	1	—	39,220
Other receivables	—	3,846	24,870	113	(8,437)	20,392
Inventory	—	9,312	13,738	—	—	23,050
Prepaid expenses and other assets	—	7,836	2,523	8,530	—	18,889
Deferred tax asset	—	2,743	6,847	—	—	9,590
Intercompany balances	—	32,512	155,182	1,473	(189,167)	—
Total current assets	—	209,928	249,400	24,217	(197,604)	285,941
Non-current assets
Property, equipment and leasehold improvements, net	—	17,409	84,865	485	—	102,759
Goodwill	—	148,278	708,922	656	—	857,856
Other intangible assets, net	—	23,260	388,281	8,562	—	420,103
Other receivables, non-current	—	4,411	4,182	—	—	8,593
Investment in subsidiaries	233,859	149,599	—	86	(383,544)	—
Deferred tax asset, non-current	—	76,460	22,467	—	(98,927)	—
Other assets, non-current	—	46,090	3,413	509	—	50,012
Intercompany balances	—	1,131,876	—	—	(1,131,876)	—
Total non-current assets	233,859	1,597,383	1,212,130	10,298	(1,614,347)	1,439,323
Total assets	$233,859	$1,807,311	$1,461,530	$34,515	$(1,811,951)	$1,725,264
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Settlement liabilities	$—	$136,839	$297	$4,513	$—	$141,649
Accounts payable and accrued expenses	—	85,689	35,216	1,075	(8,437)	113,543
Current portion of long-term debt	—	10,000	—	—	—	10,000
Intercompany balances	—	156,536	22,949	9,682	(189,167)	—
Total current liabilities	—	389,064	58,462	15,270	(197,604)	265,192
Non-current liabilities
Deferred tax liability, non-current	—	1,071	156,957	—	(98,927)	59,101
Long-term debt, less current portion	—	1,161,731	—	—	—	1,161,731
Other accrued expenses and liabilities	—	4,924	457	—	—	5,381
Intercompany balances	—	—	1,131,876	—	(1,131,876)	—
Total non-current liabilities	—	1,167,726	1,289,290	—	(1,230,803)	1,226,213
Total liabilities	—	1,556,790	1,347,752	15,270	(1,428,407)	1,491,405

Stockholders’ Equity
Common stock	91	—	—	—	—	91
Convertible preferred stock	—	—	—	—	—	—
Additional paid-in capital	248,491	87,202	2,269	21,110	(110,581)	248,491
Retained earnings (deficit)	160,621	162,623	111,509	(738)	(273,394)	160,621
Accumulated other comprehensive income (loss)	696	696	—	(1,127)	431	696
Treasury stock, at cost	(176,040)	—	—	—	—	(176,040)
Total stockholders’ equity	233,859	250,521	113,778	19,245	(383,544)	233,859
Total liabilities and stockholders’ equity	$233,859	$1,807,311	$1,461,530	$34,515	$(1,811,951)	$1,725,264

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31, 2015
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities
Net income (loss)	$469	$14,204	$(10,955)	$267	$(3,516)	$469
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	—	3,989	26,313	730	—	31,032
Amortization of financing costs	—	2,072	—	—	—	2,072
Loss on sale or disposal of assets	—	2	—	—	—	2
Accretion of contract rights	—	—	2,104	—	—	2,104
Provision for bad debts	—	—	2,266	—	—	2,266
Equity in income of subsidiaries	(469)	(3,047)	—	—	3,516	—
Stock-based compensation	—	1,674	—	—	119	1,793
Other non-cash items	—	—	231	—	—	231
Changes in operating assets and liabilities:
Net settlement receivables and liabilities	—	38,671	157	(2,855)	—	35,973
Other changes in operating assets and liabilities	(5)	13,617	(3,350)	(269)	(119)	9,874
Net cash (used in) provided by operating activities	(5)	71,182	16,766	(2,127)	—	85,816
Cash flows from investing activities
Capital expenditures	—	(2,434)	(9,902)	(280)	—	(12,616)
Proceeds from sale of fixed assets	—	1	—	—	—	1
Advances under development and placement agreements	—	—	(1,255)	—	—	(1,255)
Repayments under development agreements	—	—	1,217	—	—	1,217
Changes in restricted cash and cash equivalents	—	59	—	—	—	59
Intercompany investing activities	(1,023)	164	—	(48)	907	—
Net cash used in investing activities	(1,023)	(2,210)	(9,940)	(328)	907	(12,594)
Cash flows from financing activities
Repayments of credit facility	—	(17,500)	—	—	—	(17,500)
Debt issuance costs	—	(252)	—	—	—	(252)
Proceeds from exercise of stock options	1,048	—	—	—	—	1,048
Purchase of treasury stock	(20)	—	—	—	—	(20)
Intercompany financing activities	—	1,072	—	(165)	(907)	—
Net cash provided by (used in) financing activities	1,028	(16,680)	—	(165)	(907)	(16,724)
Effect of exchange rates on cash	—	—	—	(580)	—	(580)
Cash and cash equivalents
Net increase (decrease) for the period	—	52,292	6,826	(3,200)	—	55,918
Balance, beginning of the period	—	68,143	6,489	14,463	—	89,095
Balance, end of the period	$—	$120,435	$13,315	$11,263	$—	$145,013

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31, 2014
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities
Net income	$7,489	$7,489	$2,602	$2,480	$(12,571)	$7,489
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation and amortization	—	4,113	1	167	—	4,281
Amortization of financing costs	—	471	—	—	—	471
Loss on sale or disposal of assets	—	124	—	—	—	124
Provision for bad debts	—	—	2,014	—	—	2,014
Equity in income of subsidiaries	(7,489)	(5,082)	—	—	12,571	—
Stock-based compensation	—	2,057	—	—	—	2,057
Changes in operating assets and liabilities:
Net settlement receivables and liabilities	—	63,982	218	(1,011)	—	63,189
Other changes in operating assets and liabilities	(51)	18,829	(4,360)	(7,446)	—	6,972
Net cash (used in) provided by operating activities	(51)	91,983	475	(5,810)	—	86,597
Cash flows from investing activities
Capital expenditures	—	(2,707)	(93)	(225)	—	(3,025)
Proceeds from sale of fixed assets	—	192	—	—	—	192
Changes in restricted cash and cash equivalents	—	(46)	—	—	—	(46)
Intercompany investing activities	378	(9,663)	—	(1,590)	10,875	—
Net cash provided by (used in) investing activities	378	(12,224)	(93)	(1,815)	10,875	(2,879)
Cash flows from financing activities
Repayments against prior credit facility	—	(3,000)	—	—	—	(3,000)
Proceeds from exercise of stock options	2,440	—	—	—	—	2,440
Purchase of treasury stock	(2,767)	—	—	—	—	(2,767)
Intercompany financing activities	—	987	—	9,888	(10,875)	—
Net cash (used in) provided by financing activities	(327)	(2,013)	—	9,888	(10,875)	(3,327)
Effect of exchange rates on cash	—	—	—	(79)	—	(79)
Cash and cash equivalents
Net increase for the period		77,746	382	2,184	—	80,312
Balance, beginning of the period	—	100,573	2,149	11,532	—	114,254
Balance, end of the period	$—	$178,319	$2,531	$13,716	$—	$194,566

PART I: FINANCIAL INFORMATION

Item 1. Financial Statements.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues	$206,364	$144,946	$413,837	$295,517
Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	127,222	109,375	254,245	222,614
Operating expenses	26,847	21,261	42,688	41,299
Research and Development	4,470	—	9,906	—
Depreciation	10,717	1,919	21,094	3,846
Amortization	20,772	2,769	41,427	5,123
Total costs and expenses	190,028	135,324	369,360	272,882
Operating income	16,336	9,622	44,477	22,635
Other expenses
Interest expense, net of interest income	24,958	2,083	50,613	3,629
Loss on extinguishment of debt	12,977	—	12,977	—
Total other expenses	37,935	2,083	63,590	3,629
(Loss) income from operations before tax	(21,599)	7,539	(19,113)	19,006
Income tax (benefit) provision	(8,858)	2,815	(6,841)	6,793
Net (loss) income	(12,741)	4,724	(12,272)	12,213
Foreign currency translation	811	381	(62)	382
Comprehensive (loss) income	$(11,930)	$5,105	$(12,334)	$12,595
(Loss) earnings per share
Basic	$(0.19)	$0.07	$(0.19)	$0.19
Diluted	$(0.19)	$0.07	$(0.19)	$0.18
Weighted average common shares outstanding
Basic	65,844	65,970	65,734	65,940
Diluted	65,844	67,087	65,734	67,206

See notes to unaudited condensed consolidated financial statements.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	At June 30,	At December 31,
	2015	2014
ASSETS
Current assets
Cash and cash equivalents	$165,017	$89,095
Settlement receivables	23,716	43,288
Trade receivables, net of allowances for doubtful accounts of $2.9 million and $2.8 million at June 30, 2015 and December 31, 2014, respectively	41,834	37,697
Other receivables	11,372	20,553
Inventory	23,453	27,163
Prepaid expenses and other assets	21,090	18,988
Deferred tax asset	9,591	9,591
Total current assets	296,073	246,375
Non-current assets
Property, equipment and leasehold improvements, net	104,521	106,085
Goodwill	857,670	857,913
Other intangible assets, net	404,132	436,785
Other receivables, non-current	7,808	9,184
Other assets, non-current	36,915	50,943
Total non-current assets	1,411,046	1,460,910
Total assets	$1,707,119	$1,707,285
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Settlement liabilities	$141,211	$119,157
Accounts payable and accrued expenses	116,695	104,668
Current portion of long-term debt	10,000	10,000
Total current liabilities	267,906	233,825
Non-current liabilities
Deferred tax liability, non-current	49,808	57,333
Long-term debt, less current portion	1,157,506	1,178,787
Other accrued expenses and liabilities	4,927	5,867
Total non-current liabilities	1,212,241	1,241,987
Total liabilities	1,480,147	1,475,812

Commitments and Contingencies (Note 13)

Stockholders’ Equity
Common stock, $0.001 par value, 500,000 shares authorized and 90,743 and 90,405 shares issued at June 30, 2015 and December 31, 2014, respectively	91	90
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at June 30, 2015 and December 31, 2014, respectively	—	—
Additional paid-in capital	253,555	245,682
Retained earnings	147,879	160,152
Accumulated other comprehensive income	1,507	1,569
Treasury stock, at cost, 24,821 and 24,816 shares at June 30, 2015 and December 31, 2014, respectively	(176,060)	(176,020)
Total stockholders’ equity	226,972	231,473
Total liabilities and stockholders’ equity	$1,707,119	$1,707,285

See notes to unaudited condensed consolidated financial statements.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

(In thousands)

	Six Months Ended June 30,
	2015	2014
Cash flows from operating activities
Net (loss) income	$(12,272)	$12,213
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation and Amortization	62,521	8,969
Amortization of financing costs	3,730	942
Loss/(gain) on sale or disposal of assets	374	(21)
Accretion of contract rights	4,092	—
Provision for bad debts	4,370	4,229
Loss on early extinguishment of debt	12,977	—
Stock-based compensation	3,954	5,409
Other non-cash items	(20)	—
Changes in operating assets and liabilities:
Trade and other receivables	(75)	(3,772)
Settlement receivables	19,544	13,257
Inventory	3,761	(2,269)
Prepaid and other assets	(18,396)	(117)
Deferred income taxes	(7,525)	5,611
Settlement liabilities	22,240	29,553
Accounts payable and accrued expenses	27,116	1,425
Net cash provided by operating activities	126,391	75,429
Cash flows from investing activities
Acquisitions, net of cash acquired	(2,257)	(11,845)
Capital expenditures	(29,660)	(7,493)
Proceeds from sale of fixed assets	29	213
Repayments under development agreements	2,392	—
Advances under development and placement agreements	(1,255)	—
Changes in restricted cash and cash equivalents	60	(45)
Net cash used in investing activities	(30,691)	(19,170)
Cash flows from financing activities
Repayments of prior credit facility	—	(7,000)
Repayments of credit facility	(5,000)	—
Repayments of secured notes	(350,000)	—
Proceeds from issuance of secured notes	335,000	—
Debt issuance costs	(1,154)	—
Proceeds from exercise of stock options	1,673	4,613
Purchase of treasury stock	(40)	(6,604)
Net cash used in financing activities	(19,521)	(8,991)
Effect of exchange rates on cash	(257)	476
Cash and cash equivalents
Net increase for the period	75,922	47,744
Balance, beginning of the period	89,095	114,254
Balance, end of the period	$165,017	$161,998
Supplemental cash disclosures
Cash paid for interest	$25,107	$3,504
Cash (refunded) paid for income tax, net	$(6,184)	$508

Supplemental non-cash disclosures
Accrued and unpaid capital expenditures	$5,091	$1,253
Accrued and unpaid contingent liability for NEWave acquisition	$—	$2,463
Issuance of warrants	$2,246	$—

See notes to unaudited condensed consolidated financial statements.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITEDCONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.              BUSINESS

Overview

Global Cash Access Holdings, Inc. (“Holdings”) is a holding company, the assets of which are the issued and outstanding capital stock of each of Global Cash Access, Inc. (“GCA”) and Multimedia Games Holding Company, Inc. (“Multimedia”). Unless otherwise indicated, the terms the “Company,” “we,” “us” and “our” refer to Holdings together with its consolidated subsidiaries.

GCA is dedicated to providing video and mechanical reel gaming content and technology solutions, integrated gaming payments solutions and compliance and efficiency software. The Company’s Games business provides: (a) comprehensive content, electronic gaming units and systems for Native American and commercial casinos, including the award winning TournEvent® slot tournament solution; and (b) the central determinant system for the video lottery terminals (“VLTs”) installed at racetracks in the State of New York. The Company’s Payments business provides: (a) access to cash at gaming facilities via Automated Teller Machine (“ATM”) cash withdrawals, credit card cash access transactions, point of sale (“POS”) debit card transactions, and check verification and warranty services; (b) fully integrated gaming industry kiosks that provide cash access and related services; (c) products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; (d) compliance, audit and data solutions; and (e) online payment processing solutions for gaming operators in states that offer intrastate, Internet-based gaming and lottery activities.

2.              BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Our unaudited condensed consolidated financial statements included herein have been prepared by us pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Some of the information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted pursuant to such rules and regulations, although we believe the disclosures are adequate to make the information presented not misleading. In the opinion of management, all adjustments (which include normal recurring adjustments) necessary for a fair presentation of results for the interim periods have been made. The results for the three and six months ended June 30, 2015 are not necessarily indicative of results to be expected for the full fiscal year.  The condensed financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

There have been no changes to our basis of presentation and significant accounting policies since the most recent filing of our Annual Report on Form 10-K, except for the following:

Cost of Revenues (exclusive of depreciation and amortization)

The cost of revenues (exclusive of depreciation and amortization) represents the direct costs required to perform revenue generating transactions. The principal costs included within cost of revenues (exclusive of depreciation and amortization) are field service and network operations personnel, those direct costs related to the inventory sold for electronic gaming machines (“EGMs”), fully integrated kiosks and system sales, commissions paid to gaming establishments, interchange fees paid to credit and debit card networks and transaction processing fees to our transaction processor.

Research and Development Costs

We conduct research and development activities primarily to develop and enhance our Games and Payments platforms, as well as game content and features. We believe our ability to deliver differentiated, appealing products and services to the marketplace is based in part on our research and development investments, and we expect to continue to make such investments in the future. These research and development costs consist primarily of salaries and benefits, consulting fees, and game lab testing fees. Once the technological feasibility of a project has been established, it is transferred from research to development, and capitalization of development costs continues until the product is available for general release.

Advertising, Marketing and Promotional Costs

We expense advertising, marketing and promotional costs as incurred. Total advertising, marketing and promotional costs, included in operating expenses in the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income, were $0.5 million and $0.8 million and $0.2 million and $0.4 million for the three and six months ended June 30, 2015 and 2014, respectively.

Fair Values of Financial Instruments

The fair value of a financial instrument represents the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. Fair value estimates are made at a specific point in time, based upon relevant market information about the financial instrument.

In determining fair value, we use a hierarchy that includes three levels which are based on the extent to which inputs used in measuring fair value are observable in the market. Level 1 indicates that the fair value is determined by using quoted prices in active markets for identical investments. Level 2 indicates that the fair value is determined using observable pricing inputs other than quoted prices in active markets such as models or other valuation methodologies. Level 3 indicates that the fair value is determined using pricing inputs that are unobservable for the investment and include situations where there is little, if any, market activity for the investment. Significant management estimates and judgment are used in the determination of the fair value of level 3 pricing inputs.

The carrying amount of cash and cash equivalents, settlement receivables, trade receivables, other receivables, settlement liabilities, accounts payable and accrued expenses approximates fair value due to the short-term maturities of these instruments. The fair value of our borrowings are estimated based on various inputs to determine a market price, such as: market demand and supply, size of tranche, maturity and similar instruments trading in more active markets.

The following table presents the fair value and carrying value of our long-term debt as of June 30, 2015 (amounts in thousands):

	Level of		Carrying
	Hierarchy	Fair Value	Value
Term loan	1	$498,713	$495,000
Senior secured notes	3	$345,888	$335,000
Senior unsecured notes	1	$336,000	$350,000

The senior secured notes were fair valued using a Level 3 input by evaluating the trading activities of similar debt instruments as there was no market activity as of June 30, 2015.  The senior unsecured notes were syndicated in April 2015 and transitioned from level 3 to level 1 on the fair value hierarchy as of June 30, 2015.

At December 31, 2014, the fair value of our long-term debt was considered to approximate the carrying amount as our acquisition of Multimedia occurred on December 19, 2014, for which our long-term debt was incurred.

Business Segments

During the first quarter of 2015, we changed our organizational structure as part of our transformation to a Games and Payments company providing solutions to the gaming industry. As a result, information that our chief operating decision-making group regularly reviews for purposes of allocating resources and assessing performance changed. Therefore, beginning in the first quarter of 2015, we are reporting our financial performance based on our new segments described in “Note 18.  Segment Information”. We have presented prior period amounts to conform to the way we now internally manage and monitor segment performance beginning in 2015. This change had no impact on our condensed consolidated financial statements.

Recent Accounting Guidance

Recent Accounting Guidance Not Yet Adopted

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standard Update (“ASU”) No. 2015-11, which provides guidance on the measurement of inventory value.  The amendments require an entity to measure in scope inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using LIFO or the retail inventory method.  The amendments do not apply to inventory that is measured using last-in, first-out (LIFO) or the retail inventory method. The amendments apply to all other inventory, which includes inventory that is measured using first-in, first-out (FIFO) or average cost. The pronouncement is effective for annual periods beginning after December 15, 2016, and interim periods within those fiscal years, and early adoption is permitted. We are currently evaluating the impact of adopting this guidance on our condensed consolidated financial statements and disclosures included within Notes to the Condensed Consolidated Financial Statements.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2015-03, which provides guidance to simplify the presentation of debt issuance costs.  These amendments require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts.  The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The pronouncement is effective for annual periods beginning after December 15, 2015, and interim periods within those fiscal years, and early adoption is permitted for financial statements that have not been previously issued. We are currently evaluating the impact of adopting this guidance on our condensed consolidated financial statements and disclosures included within Notes to the Condensed Consolidated Financial Statements.

In January 2015, the FASB issued ASU No. 2015-01, which requires that an entity separately classify, present and disclose extraordinary events and transactions. The pronouncement is effective for annual periods ending after December 15, 2015. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. We are currently evaluating the impact of adopting this guidance on our condensed consolidated financial statements and disclosures included within Notes to the Condensed Consolidated Financial Statements.

In August 2014, the FASB issued ASU No. 2014-15, which provides guidance on determining when and how reporting entities must disclose going-concern uncertainties in their financial statements. The pronouncement is effective for annual periods ending after December 15, 2016, and interim periods thereafter, and early adoption is permitted. We are currently evaluating the impact of adopting this guidance on our condensed consolidated financial statements and disclosures included within Notes to the Condensed Consolidated Financial Statements.

In June 2014, the FASB issued ASU No. 2014-12, which requires that a performance target that affects vesting and that could be achieved after the requisite service period be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant-date fair value of the award. The standard is effective for annual reporting periods beginning after December 15, 2015, with early adoption permitted. We are currently evaluating the impact of adopting this guidance on our condensed consolidated financial statements and disclosures included within Notes to the Condensed Consolidated Financial Statements.

In May 2014, the FASB issued ASU No. 2014-09, which creates FASB Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers” and supersedes ASC Topic 605, “Revenue Recognition”. The guidance replaces industry specific guidance and establishes a single five-step model to identify and recognize revenue. The core principle of the guidance is that an entity should recognize revenue upon transfer of control of promised goods or services to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services. Additionally, the guidance requires the entity to disclose further quantitative and qualitative information regarding the nature and amount of revenues arising from contracts with customers, as well as other information about the significant judgments and estimates used in recognizing revenues from contracts with customers. This guidance is effective for interim and annual reporting periods beginning after December 15, 2016. Early application is not permitted. This guidance may be adopted retrospectively or under a modified retrospective method where the cumulative effect is recognized at the date of initial application. We are currently evaluating the impact of adopting this guidance on our condensed consolidated financial statements and disclosures included within our Notes to the Condensed Consolidated Financial Statements.

3. BUSINESS COMBINATIONS

Multimedia Games Holding Company, Inc.

On December 19, 2014, Holdings completed its acquisition of Multimedia. Pursuant to the terms of the Agreement and Plan of Merger, dated as of September 8, 2014 (the “Merger Agreement”), by and among Holdings, Movie Merger Sub, Inc., a wholly owned subsidiary of Holdings (“Merger Sub”), and Multimedia, Merger Sub merged with and into Multimedia, with Multimedia continuing as the surviving corporation (the “Merger”). In the Merger, Multimedia became a wholly owned subsidiary of Holdings. Also, as a result of the Merger, each outstanding share of common stock, par value $0.01 per share, of Multimedia, other than shares held by Holdings, Multimedia, Merger Sub or their respective subsidiaries, was cancelled and converted into the right to receive $36.50 in cash, without interest (the “Merger Consideration”), together with the consideration paid in connection with the acceleration and full vesting of certain Multimedia equity awards, (collectively, the “Total Merger Consideration”).

Multimedia designs, manufactures and supplies gaming machines and systems to commercial and Native American casino operators as well as select lottery operators and commercial bingo facility operators. Multimedia’s revenues are generated from the operation of gaming machines in revenue sharing or lease arrangements and from the sale of gaming machines and systems that feature proprietary game themes.

The total purchase consideration for Multimedia was as follows (in thousands, except per share amounts):

Amount
Purchase consideration
Total purchase price for Multimedia Games common stock (29,948 shares at $36.50 per share)	$1,093,105
Payment in respect to Multimedia Games outstanding equity awards	56,284
Total merger consideration	1,149,389
Repayments of Multimedia Games debt and other obligations	25,065
Less: Multimedia Games outstanding cash at acquisition date	(118,299)
Total purchase consideration	$1,056,155

The Merger was accounted for using the acquisition method of accounting, which requires, among other things, the assets acquired and liabilities assumed be recognized at their respective fair values as of the acquisition date. The excess of the purchase price over those fair values was recorded as goodwill, none of which is deductible for tax purposes. The goodwill recognized is attributable primarily to the income potential from Multimedia penetrating into the Class III commercial casino market, the assembled workforce of Multimedia and expected synergies.

The estimates and assumptions used include the projected timing and amount of future cash flows and discount rates reflecting risk inherent in the future cash flows. The estimated fair values of Multimedia’s assets acquired and liabilities assumed and resulting goodwill are subject to adjustment as we finalize our fair value analysis. The significant items for which a final fair value has not been determined include, but not limited to: accrued liabilities, the valuation and estimated useful lives of tangible and intangible assets and deferred income taxes. We expect to complete our fair value determinations no later than the fourth quarter of 2015. We do not expect our fair value determinations to materially change; however, there may be differences compared to those amounts originally recorded as we complete our fair value analysis.

The information below reflects the preliminary purchase price allocation (in thousands):

Amount
Purchase price allocation
Current assets	$68,548
Property, equipment and leasehold improvements, net	87,283
Goodwill	669,542
Other intangible assets, net	403,300
Other receivables, non-current	5,030
Other assets, long-term	3,392
Deferred tax asset, non-current	22,287
Total assets	1,259,382
Current liabilities	44,291
Deferred tax liability, non-current	158,418
Other accrued expenses and liabilities	518
Total liabilities	203,227
Net assets acquired	$1,056,155

Trade receivables acquired of $24.7 million were considered to be collectible and therefore the carrying amounts were considered to approximate fair value. Inventory acquired of $16.5 million was fair valued based on model-based valuations for which inputs and value drivers were observable.

The following table summarizes acquired tangible assets (in thousands):

	Useful Life			Estimated
	(years)			Fair Value
Property, equipment and leased assets
Gaming equipment	2	-	4	$78,201
Leasehold and building improvements	Lease Term			2,105
Machinery and equipment	3	-	5	4,126
Other	2	-	7	2,851
Total property, equipment and leased assets				$87,283

The fair value of property, equipment and leased assets was determined using the cost approach as the primary approach for valuing the majority of the personal property. The market approach was used to estimate the value of vehicles. The income approach was used to quantify any economic obsolescence that may be present in the personal property. No economic obsolescence adjustments were made to the personal property, as the business enterprise valuation indicated sufficient cash flows to support the values established through the cost and market approaches.

The following table summarizes acquired intangible assets (in thousands):

	Useful Life			Estimated
	(years)			Fair Value
Other intangible assets
Tradenames and trademarks	3	-	7	$14,800
Computer software	3	-	5	3,755
Developed technology	2	-	6	139,645
Customer relationships	8	-	12	231,100
Contract rights	1	-	7	14,000
Total other intangible assets				$403,300

The fair values of trade names and trademarks and developed technology were determined by applying the income approach utilizing the relief from royalty methodology. The fair value of customer relationships was determined by applying the income approach utilizing the excess earnings methodology. The fair value of contract rights was considered to approximate the carrying amount based on contractual obligations associated with these other intangible assets. The discount rates utilized to estimate the fair value of these other intangible assets ranged from 10.0% to 11.0%.

We expensed approximately $0.4 million and $1.8 million of costs incurred related to the acquisition of Multimedia for financial advisory services, financing related fees, accounting and legal fees and other transaction-related expenses during the three and six months ended June 30, 2015, respectively. These expenses are included in the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income within operating expenses. These costs do not include any costs related to additional site consolidation or rationalization that we might consider in the future.

NEWave, Inc.

In April 2014, we acquired all of the outstanding capital stock of NEWave, Inc. (“NEWave”) for an aggregate purchase price of approximately $14.9 million, of which we estimated that approximately $2.5 million would be paid in the second quarter of 2015. As of June 30, 2015, a final payment of $2.3 million was remitted. NEWave is a supplier of anti-money laundering compliance, audit and data efficiency software to the gaming industry. The assets acquired, liabilities assumed and goodwill recorded were not material to the financial statements.

We have not provided the supplemental pro forma impact of the NEWave acquisition on the revenue and earnings of the combined entity as if the acquisition date had been January 1, 2013, and the amount of revenue and earnings derived from NEWave have not been presented on a supplemental basis as such amounts are not material for the three and six months ended June 30, 2015 and 2014, respectively.

4. ATM FUNDING AGREEMENTS

Contract Cash Solutions Agreement

Our Contract Cash Solutions Agreement with Wells Fargo Bank, N.A. (“Wells Fargo”) allows us to use funds owned by Wells Fargo to provide the currency needed for normal operating requirements for our ATMs. For the use of these funds, we pay Wells Fargo a cash usage fee on the average daily balance of funds utilized multiplied by a contractually defined cash usage rate. These cash usage fees, reflected as interest expense within the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income, were $0.5 million and $1.0 million and $0.6 million and $1.2 million for the three and six months ended June 30, 2015 and 2014, respectively. We are exposed to interest rate risk to the extent that the applicable LIBOR increases.

Under this agreement, all currency supplied by Wells Fargo remains the sole property of Wells Fargo at all times until it is dispensed, at which time Wells Fargo obtains an interest in the corresponding settlement receivable which is recorded on a net basis. As these funds are not our assets, supplied cash is not reflected on the Condensed Consolidated Balance Sheets. The outstanding balances of ATM cash utilized by us from Wells Fargo were $271.8 million and $396.3 million as of June 30, 2015 and December 31, 2014, respectively.

In November 2014, we amended the Contract Cash Solutions Agreement to extend the term one year until November 30, 2015.

In June 2015, we amended the Contract Cash Solutions Agreement to decrease the maximum amount of cash to be provided to us from $500.0 million to $425.0 million and to extend the term of the agreement from November 30, 2015 to June 30, 2018.

We are responsible for any losses of cash in the ATMs under this agreement and we self-insure for this risk. We incurred no material losses related to this self-insurance for the three and six months ended June 30, 2015 and 2014.

Site-Funded ATMs

We operate ATMs at certain customer gaming establishments where the gaming establishment provides the cash required for the ATM operational needs. We are required to reimburse the customer for the amount of cash dispensed from these Site-Funded ATMs. The Site-Funded ATM liability is included within “Settlement liabilities” in the accompanying Condensed Consolidated Balance Sheets and was $69.4 million and $69.3 million as of June 30, 2015 and December 31, 2014, respectively.

5. TRADE RECEIVABLES

Trade receivables represent short-term credit granted to customers for which collateral is generally not required. The balance of trade receivables consists of outstanding balances owed to us by gaming establishments and casino patrons. The balance of trade receivables consisted of the following (in thousands):

	At June 30,	At December 31,
	2015	2014

Trade receivables, net
Games trade receivables	$32,800	$28,270
Kiosk trade receivables	4,723	5,247
Warranty and other trade receivables	4,311	4,180
Total trade receivables, net	$41,834	$37,697

The material balance of the allowance for doubtful accounts for trade receivables is from warranty receivables. On a monthly basis, we evaluate the collectability of the outstanding balances and establish a reserve for the face amount of the expected losses on these receivables. The warranty expense associated with this reserve is included within cost of revenues (exclusive of depreciation and amortization) in the Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income. The outstanding balance of the warranty reserve was $2.9 and $2.8 million as of June 30, 2015 and December 31, 2014, respectively.

6. OTHER RECEIVABLES

Other receivables include the balance of notes and loans receivable on our games and fully integrated kiosk products, development agreements, which are generated from reimbursable amounts advanced to tribal customers generally used by the customer to build, expand or renovate its facility, and an agreement with Bee Caves Games, Inc. (“Bee Caves Games”) in July 2014, under which the Company agreed to make a loan pursuant to a secured promissory note in the amount of $4.5 million. In association with the promissory note, the Company received warrants to purchase Bee Caves Games common stock, and recorded a discount to the note for the fair value of the warrants received. The warrants are included in the balance of other assets, non-current.  The note, which bears interest at 7%, requires interest only payments for the first 24 months followed by repayments of principal and interest in 48 equal monthly installments.

Other receivables also include income taxes receivable and other miscellaneous receivables. The balance of other receivables consisted of the following (in thousands):

	At June 30,	At December 31,
	2015	2014
Other receivables
Notes and loans receivable, net of discount of $776 and $853, respectively	$10,984	$13,939
Federal and state income tax receivable	7,465	15,092
Other	731	706
Total other receivables	19,180	29,737
Less: Notes and loans receivable, non-current	7,808	9,184
Total other receivables, current portion	$11,372	$20,553

7. PREPAID AND OTHER ASSETS

Prepaid and other assets include the balance of prepaid expenses, deposits, debt issuance costs and other assets. The short-term portion of these assets is included in prepaid and other assets and the long-term portion is included in other assets, non-current.

The balance of prepaid and other assets consisted of the following (in thousands):

	At June 30,	At December 31,
	2015	2014

Prepaid expenses and other assets
Prepaid expenses	$7,755	$7,163
Deposits	9,582	8,781
Other	3,753	3,044
Total prepaid expenses and other assets	$21,090	$18,988

The balance of other assets, non-current consisted of the following (in thousands):

	At June 30,	At December 31,
	2015	2014
Other assets, non-current
Debt issuance costs	$26,592	$41,109
Prepaid expenses and deposits, non-current	4,430	3,956
Other	5,893	5,878
Total other assets, non-current	$36,915	$50,943

8. INVENTORY

We currently maintain separate inventories for our Games and Payments businesses. Our Games inventory primarily consists of component parts, completed player terminals and back office computer equipment. This inventory was stated at the lower of cost or market and accounted for using the first in, first out method during the current reporting period; whereas the inventory that existed at the time of the Merger was stated at fair value. The cost of inventory includes cost of materials, labor, overhead and freight. Our Payments inventory primarily consists of parts as well as finished goods and work-in-progress.  This inventory was stated at the lower of cost or market accounted for using the average cost method.

Inventory consisted of the following (in thousands):

	At June 30,	At December 31,
	2015	2014
Inventory
Raw materials and component parts, net of reserves of $142 and $22, respectively	$19,387	$21,151
Work in progress	1,403	803
Finished goods	2,663	5,209
Total inventory	$23,453	$27,163

9. PROPERTY, EQUIPMENT AND LEASED ASSETS

Property, equipment and leased assets consist of the following (in thousands):

				At June 30, 2015			At December 31, 2014
	Useful Life				Accumulated	Net Book		Accumulated	Net Book
	(Years)			Cost	Depreciation	Value	Cost	Depreciation	Value
Property, equipment and leased assets
Rental pool - deployed	2	-	4	$78,058	$13,992	$64,066	$70,295	$876	$69,419
Rental pool - undeployed	2	-	4	14,831	2,699	12,132	10,562	151	10,411
ATM equipment			5	20,818	14,692	6,126	23,572	16,544	7,028
Office, computer and other equipment			3	16,745	10,543	6,202	15,238	8,848	6,390
Leasehold and building improvements	Lease Term			6,142	1,456	4,686	6,289	895	5,394
Machinery and equipment	3	-	5	5,282	538	4,744	3,395	34	3,361
Cash advance equipment			3	6,620	2,159	4,461	3,372	1,873	1,499
Other	2	-	5	2,524	420	2,104	2,772	189	2,583
Total				$151,020	$46,499	$104,521	$135,495	$29,410	$106,085

Depreciation expense related to other property, equipment and leased assets totaled approximately $10.7 million and $21.1 million and $1.9 million and $3.8 million for the three and six months ended June 30, 2015 and 2014, respectively. Our property, equipment and leased assets were not impaired for the three and six months ended June 30, 2015 and 2014.

10. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

Goodwill represents the excess of the purchase price over the identifiable tangible and intangible assets acquired plus liabilities assumed arising from business combinations. The balance of goodwill was $857.9 million and $857.9 million at June 30, 2015 and December 31, 2014, respectively. Our goodwill was not impaired for the three and six months ended June 30, 2015 and 2014. Additionally, no impairment was identified during our annual impairment testing as of October 1, 2014.

In accordance with ASC 350, we test goodwill at the reporting unit level, which in certain cases may be a component of an operating segment, for impairment on an annual basis and between annual tests if events and circumstances indicate it is more likely than not that the fair value of a reporting unit is less than its carrying amount.

The estimate of fair value requires significant judgment. We based our fair value estimates on assumptions that we believe to be reasonable but that are unpredictable and inherently uncertain, including estimates of future growth rates and operating margins and assumptions about the overall economic climate and the competitive environment for our reporting units. There can be no assurance that our estimates and assumptions made for purposes of our goodwill and identifiable intangible asset testing as of the time of testing will prove to be accurate predictions of the future. If our assumptions regarding business plans, competitive environments or anticipated growth rates are not correct, we may be required to record goodwill and/or intangible asset impairment charges in future periods, whether in connection with our next annual impairment testing or earlier, if an indicator of an impairment is present before our next annual evaluation.

Other Intangible Assets

Other intangible assets consist of the following (in thousands):

				At June 30, 2015			At December 31, 2014
	Useful Life				Accumulated	Net Book		Accumulated	Net Book
	(years)			Cost	Amortization	Value	Cost	Amortization	Value
Other intangible assets
Contract rights under development and placement fee agreements	1	-	7	$16,387	$4,092	$12,295	$14,000	$301	$13,699
Customer contracts	7	-	14	43,938	32,221	11,717	43,938	29,931	14,007
Customer relationships	8	-	12	231,100	11,240	219,860	231,100	733	230,367
Developed technology and software	1	-	6	184,242	40,679	143,563	174,417	14,604	159,813
Patents, trademarks and other	1	-	17	27,841	11,144	16,697	27,856	8,957	18,899
Total				$503,508	$99,376	$404,132	$491,311	$54,526	$436,785

Amortization expense related to other intangible assets totaled approximately $20.8 million and $41.4 million and $2.8 million and $5.1 million for the three and six months ended June 30, 2015 and 2014, respectively. We capitalized and placed into service $4.7 million and $5.7 million and $4.5 million and $4.9 million of software development costs for the three and six months ended June 30, 2015 and 2014, respectively.

On a quarterly basis, we evaluate our other intangible assets for potential impairment as part of our quarterly review process. No impairment was identified for our other intangible assets during our assessment for the three and six months ended June 30, 2015 and 2014.

We enter into development and placement fee agreements to provide financing for new gaming facilities or for the expansion or improvement of existing facilities. All or a portion of the funds provided under development agreements are reimbursed to us, while funding under placement fee agreements is not reimbursed. In return for the fees under these agreements, each facility dedicates a percentage of its floor space, or an agreed upon unit count, for the placement of our EGMs over the term of the agreement, generally 12 to 83 months, and we receive a fixed percentage or flat fee of those machines’ hold per day. Certain of the agreements contain EGM performance standards that could allow the respective facility to reduce a portion of our guaranteed floor space.

In addition, certain development agreements allow the facilities to buy out floor space after advances that are subject to repayment have been repaid. The development agreements typically provide for a portion of the amounts retained by each facility for its share of the operating profits of the facility to be used to repay some or all of the advances recorded as notes receivable. Placement fees and amounts advanced in excess of those to be reimbursed by the customer for real property and land improvements are allocated to intangible assets and are generally amortized over the term of the contract, which is recorded as a reduction of revenue generated from the facility. In the past we have, and in the future, we may, by mutual agreement, amend these agreements to reduce our floor space at the facilities. Any proceeds received for the reduction of floor space is first applied against the intangible asset for that particular development or placement fee agreement, if any, and the remaining net book value of the intangible asset is prospectively amortized on a straight-line method over the remaining estimated useful life.

On January 15, 2015, Multimedia paid a placement fee of approximately $1.2 million to the Chickasaw Nation to extend the placement of 118 units in one of its location in Oklahoma for an additional term of 60 months.

11.       ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The following table presents our accounts payable and accrued expenses (in thousands):

	At June 30,	At December 31,
	2015	2014
Accounts payable and accrued expenses
Trade accounts payable	$52,169	$48,962
Accrued interest	26,698	3,387
Payroll and related expenses	7,275	10,889
Deferred and unearned revenues	9,308	8,016
Cash access processing and related expenses	3,535	4,414
Accrued taxes	1,999	3,195
Other	15,711	25,805
Total accounts payable and accrued expenses	$116,695	$104,668

12. LONG-TERM DEBT

The following table summarizes our outstanding indebtedness (in thousands):

	At June 30,	At December 31,
	2015	2014
Long-term debt
Senior secured term loan	$495,000	$500,000
Senior secured notes	335,000	350,000
Senior unsecured notes	350,000	350,000
Total debt	1,180,000	1,200,000
Less: original issue and warrant discount	(12,494)	(11,213)
Total debt after discount	1,167,506	1,188,787
Less: current portion of long-term debt	(10,000)	(10,000)
Long-term debt, less current portion	$1,157,506	$1,178,787

Credit Facilities

In December 2014, we entered into a credit agreement that provided for a $500.0 million six-year senior secured term loan that matures in 2020 (the “Term Loan”) and a $50.0 million five-year revolver that matures in 2019 (the “Revolving Credit Facility”, and together with the Term Loan, the “Credit Facilities”). The fees associated with the Credit Facilities included original issue discounts of approximately $7.5 million and debt issuance costs of approximately $13.9 million.

We are required to repay the Term Loan in an amount equal to 0.50% per quarter of the initial aggregate principal with the final principal repayment installment on the maturity date.  Interest is due in arrears each March, June, September and December and at the maturity date; however, interest may be remitted within one to three months of such dates.

The Revolving Credit Facility remained undrawn as of June 30, 2015.

The interest rate per annum applicable to the Revolving Credit Facility is, at GCA’s option, the base rate or LIBOR plus, in each case, an applicable margin. The interest rate per annum applicable to the Term Loan is also, at GCA’s option, the base rate or LIBOR plus, in each case, an applicable margin. LIBOR will be reset at the beginning of each selected interest period based on the LIBOR rate then in effect; provided that, with respect to the Revolving Credit Facility, if LIBOR is below zero, then such rate will be equal to zero plus the applicable margin, and, with respect to the Term Loan, if LIBOR is below 1.0%, then such rate will be equal to 1.0% plus the applicable margin. The base rate is a fluctuating interest rate equal to the highest of (a) the prime lending rate announced by the administrative agent, (b) the federal funds effective rate from time to time plus 0.50%, and (c) LIBOR (after taking account of any applicable floor) applicable for an interest period of one month plus 1.00%. The applicable margins of 4.75% and 5.25% for the Revolving Credit Facility and Term Loan, respectively, are subject to adjustment based on our consolidated secured leverage ratio.

Voluntary prepayments of the Term Loan and the Revolving Credit Facility and voluntary reductions in the unused commitments are permitted in whole or in part, in minimum amounts as set forth in the credit agreement governing the Credit Facilities, with prior notice but without premium or penalty, except that certain refinancing transactions of the Term Loan within twelve months after the closing of the Credit Facilities will be subject to a prepayment premium of 1.00% of the principal amount repaid.

Subject to certain exceptions, the obligations under the Credit Facilities are secured by substantially all of the present and after acquired assets of each of GCA, Holdings and the subsidiary guarantors (the “Collateral”) including: (a) a perfected first priority pledge of all the capital stock of GCA and each domestic direct, wholly owned material restricted subsidiary held by Holdings, GCA or any such subsidiary guarantor; and (b) a perfected first priority security interest in substantially all other tangible and intangible assets of Holdings, GCA, and such subsidiary guarantors (including, but not limited to, accounts receivable, inventory, equipment, general intangibles, investment property, real property, intellectual property and the proceeds of the foregoing). Subject to certain exceptions, the Credit Facilities are unconditionally guaranteed by Holdings and such subsidiary guarantors and Multimedia Games and its material domestic subsidiaries.

The Term Loan had an applicable interest rate of 6.25% as of June 30, 2015 and December 31, 2014.

We were in compliance with the terms of the Credit Facilities as of June 30, 2015 and December 31, 2014.

Senior Secured Notes and Refinance of Senior Secured Notes

In December 2014, we issued $350.0 million in aggregate principal amount of 7.75% Senior Secured Notes due 2021 (the “Secured Notes”). The fees associated with the Secured Notes included debt issuance costs of approximately $13.6 million.

Interest is due quarterly in arrears each January, April, July and October.

The Secured Notes were acquired by the initial purchasers pursuant to the terms of a purchase agreement.  Under the terms of the purchase agreement, during a one year period following the closing and upon prior notice from the initial purchasers, the Company was required to use commercially reasonable efforts to aid the initial purchasers in the resale of the Secured Notes, including by preparing an updated offering memorandum and participating in reasonable marketing efforts including road shows, to the extent required therein. Alternatively, GCA had the ability to redeem the Secured Notes from the initial purchasers without penalty.

On April 15, 2015, the Company entered into a note purchase agreement (the “Note Purchase Agreement”) among GCA, CPPIB Credit Investments III Inc. (the “Purchaser”), and Deutsche Bank Trust Company Americas, as collateral agent (the “Collateral Agent”), and issued $335.0 million in aggregate principal amount of its 7.25% Senior Secured Notes due 2021 (the “Refinanced Secured Notes”) in a private offering to the Purchaser. With the proceeds from the issuance of the Refinanced Secured Notes, GCA redeemed, in full, the Company’s then outstanding Secured Notes from the initial purchasers in accordance with the terms of the indenture governing the Secured Notes. In connection with the issuance of the Refinanced Secured Notes during the second quarter of 2015, we expensed $13.0 million of related debt issuance costs and fees to “Loss on extinguishment of debt” associated with the redeemed Senior Secured Notes that were outstanding prior to the refinance transaction.

In connection with the issuance of the Refinanced Secured Notes and pursuant to the terms of the Note Purchase Agreement, the Company issued to the Purchaser a warrant to purchase 700,000 shares of Holdings’ common stock, with an exercise price equal to $9.88 per share, representing a 30% premium to the volume-weighted average price of Holdings’ common stock for the ten trading days prior to the issuance of the warrant. The warrant expires on the sixth anniversary of the date of issuance. The number of shares issuable pursuant to the warrant and the warrant exercise price are subject to adjustment for stock splits, reverse stock splits, stock dividends, mergers and certain other events. The warrants were valued at $2.2 million using a modified Black-Scholes model and were accounted for as a debt discount.

We were in compliance with the terms of the Secured Notes as of June 30, 2015 and December 31, 2014.

Senior Unsecured Notes

In December 2014, we issued $350 million in aggregate principal amount of 10.0% Senior Unsecured Notes due 2022 (the “Unsecured Notes”). The fees associated with the Unsecured Notes included original issue discounts of approximately $3.8 million and debt issuance costs of approximately $14.0 million.

Interest is due semi-annually in arrears each January and July.

The Unsecured Notes were acquired by the initial purchasers pursuant to the terms of a purchase agreement.  Under the terms of the purchase agreement, during a one-year period following the closing and upon prior notice from the initial purchasers, the Company was required to use commercially reasonable efforts to aid the initial purchasers in the resale of the Unsecured Notes, including by preparing an updated offering memorandum and participating in reasonable marketing efforts including road shows, to the extent required therein. The Unsecured Notes were resold by the initial purchasers to third parties in the second quarter of 2015.

In connection with the issuance of the Unsecured Notes, the Company entered into a registration rights agreement pursuant to which the Company agreed, for the benefit of the initial holders of the Unsecured Notes, to file with the SEC, and use its commercially reasonable efforts to cause to become effective, a registration statement relating to an offer to exchange the Unsecured Notes for an issue of SEC-registered notes (the “Exchange Notes”) with terms identical to the Unsecured Notes (except that the Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below). Under certain circumstances, including if applicable interpretations of the staff of the SEC do not permit the Company to effect the exchange offer, the Company and the guarantors must use their commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Unsecured Notes and to keep that shelf registration statement effective until the first anniversary of the date such shelf registration statement becomes effective, or such shorter period that will terminate when all Unsecured Notes covered by the shelf registration statement have been sold. The obligation to complete the exchange offer and/or file a shelf registration statement will terminate on the second anniversary of the date of the Registration Rights Agreement. If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before December 19, 2015, the annual interest rate borne by the Unsecured Notes will be increased by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.00% per annum thereafter until the exchange offer is completed or the shelf registration statement is declared effective, at which time the interest rate will revert to the original interest rate on the date the Unsecured Notes were originally issued.

We were in compliance with the terms of the Unsecured Notes as of June 30, 2015 and December 31, 2014.

13.       COMMITMENTS AND CONTINGENCIES

Multimedia Shareholder Litigation

In connection with the Merger, certain actions were filed by putative shareholders of Multimedia in the United States District Court for the Western District of Texas (the “Texas Federal Action”) and the District Court of Travis County, Texas (the “Texas State Court Action”). In both the Texas Federal Action and the Texas State Court Action, plaintiffs alleged that Multimedia’s directors breached their fiduciary duties to Multimedia and/or its shareholders because, among other things, the Merger allegedly involved an unfair price, an inadequate sales process, self-dealing and unreasonable deal protection devices. The complaints further alleged that Holdings and its formerly wholly owned merger subsidiary, Merger Sub, aided and abetted those purported breaches of fiduciary duty.

On November 20, 2014, the defendants in the Texas Federal Action reached an agreement in principle with the plaintiffs in the Texas Federal Action regarding settlement of all claims asserted on behalf of the alleged class of Multimedia shareholders and on behalf of Multimedia, and that agreement is reflected in a memorandum of understanding. In connection with the settlement contemplated by the memorandum of understanding, Multimedia agreed to make certain additional disclosures in its proxy statement related to the Merger, which disclosure Multimedia made in a Current Report on Form 8-K filed on November 21, 2014. In addition, the defendants in the Texas Federal Action agreed not to oppose an application by plaintiffs in the Texas Federal Action for an attorneys’ fee award from the United States District Court for the Western District of Texas (the “District Court”) of up to $310,000. As contemplated in the memorandum of understanding, the parties entered into a Stipulation of Non-Opt Out Class and Derivative Settlement (the “Stipulation”) as of April 7, 2015, which was filed with the District Court on April 16, 2015. The Stipulation is subject to customary conditions, including District Court approval.

On April 16, 2015, Plaintiffs filed an unopposed motion for preliminary approval of the Stipulation. On April 22, 2015, the District Court entered an order preliminarily approving the Stipulation, providing for notice of the settlement to be provided to certain Multimedia shareholders and scheduling a hearing for final approval of the Stipulation on August 7, 2015. On July 10, 2015, Plaintiffs filed an unopposed motion for final approval of the Stipulation.  The deadline for class members to file objections to the Stipulation passed on July 17, 2015.  As of August 3, 2015, no such objections had been filed. There can be no assurance that the District Court will finally approve the Stipulation. In such event, the settlement as reflected in the Stipulation may be terminated.

The Texas State Court Action remains pending as of August 3, 2015, the date these condensed consolidated financial statements were issued. All of the defendants have filed answers containing general denials in that action. The Stipulation preliminarily approved in the Texas Federal Action includes a release of the claims asserted in the Texas State Court Action.

Alabama Litigation

The Company is currently involved in one lawsuit and recently resolved another, as further described below, related to Multimedia’s former charity bingo operations in the State of Alabama, neither of which it believes is material from a damages perspective. The active lawsuit is currently pending in federal court and the resolved lawsuit was pending in federal court, and both include claims related to the alleged illegality of electronic charity bingo in the State of Alabama.

Dollie Williams, et al., v. Macon County Greyhound Park, Inc., et al., a civil action, was filed on March 8, 2010, in the United States District Court for the Middle District of Alabama, Eastern Division, against Multimedia and others. The plaintiffs, who claim to have been patrons of VictoryLand, allege that Multimedia participated in gambling operations that violated Alabama state law by supplying to VictoryLand purportedly unlawful electronic bingo machines played by the plaintiffs, and the plaintiffs seek recovery of the monies lost on all electronic bingo games played by the plaintiffs in the six months prior to the filing of the complaint under Ala. Code Sec. 8-1-150(A). The plaintiffs have requested that the court certify the action as a class action. On March 29, 2013, the court entered an order granting the plaintiffs’ motion for class certification. On April 12, 2013, the defendants jointly filed a petition with the Eleventh Circuit Court of Appeals seeking permission to appeal the court’s ruling on class certification. On June 18, 2013, the Eleventh Circuit Court of Appeals entered an order granting the petition to appeal. Following briefing and oral argument, on April 2, 2014, the Eleventh Circuit Court of Appeals entered an order reversing the district court’s ruling on class certification and remanding the case to the district court. The parties reached a settlement that became final upon approval of the bankruptcy court overseeing the bankruptcy of one of the plaintiffs. The lawsuit was dismissed with prejudice by court order dated June 10, 2015.

Ozetta Hardy v. Whitehall Gaming Center, LLC, et al., a civil action, was filed against Whitehall Gaming Center, LLC (an entity that does not exist), Cornerstone Community Outreach, Inc., and Freedom Trail Ventures, Ltd., in the Circuit Court of Lowndes County, Alabama. On June 3, 2010, Multimedia and other manufacturers were added as defendants. The plaintiffs, who claim to have been patrons of White Hall, allege that Multimedia participated in gambling operations that violated Alabama state law by supplying to White Hall purportedly unlawful electronic bingo machines played by the plaintiffs, and the plaintiffs seek recovery of the monies lost on all electronic bingo games played by the plaintiffs in the six months prior to the filing of the complaint under Ala. Code, Sec 8-1-150(A). The plaintiffs requested that the court certify the action as a class action. On July 2, 2010, the defendants removed the case to the United States District Court for the Middle District of Alabama, Northern Division. The court has not ruled on the plaintiffs’ motion for class certification. The Company continues to vigorously defend this matter. Given the inherent uncertainties in this litigation, however, the Company is unable to make any prediction as to the ultimate outcome.

Gain Contingency Settlement

In January 2014, we filed a complaint against certain third party defendants alleging conspiracy in restraint of competition regarding interchange fees, monopolization by defendants in the relevant market, and attempted monopolization of the defendants in the relevant market. We demanded a trial by jury of all issues so triable. The defendants filed a motion to dismiss on March 13, 2014. A settlement agreement was made as of January 16, 2015 and on January 22, 2015 the settlement agreement was executed and delivered for which we received $14.4 million in cash and recorded the settlement proceeds in the first quarter of 2015. This settlement is included as a reduction of operating expenses in our Condensed Consolidated Statements of Operations and Comprehensive (Loss) Income for the six months ended June 30, 2015.

We are also subject to other claims and suits that arise from time to time in the ordinary course of business. We do not believe the liabilities, if any, which may ultimately result from the outcome of such matters, individually or in the aggregate, will have a material adverse impact on our financial position, liquidity or results of operations.

14.       SHAREHOLDERS’ EQUITY

Preferred Stock. Our amended and restated certificate of incorporation, as amended, allows our Board of Directors, without further action by stockholders, to issue up to 50,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges and relative participating, optional, or special rights as well as the qualifications, limitations or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences. As of June 30, 2015 and December 31, 2014, we had no shares outstanding of preferred stock.

Common Stock. Subject to the preferences that may apply to shares of preferred stock that may be outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts as our Board of Directors may from time to time determine. All dividends are non-cumulative. In the event of the liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of preferred stock, if any, then outstanding. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. There are no sinking fund provisions applicable to the common stock. Each outstanding share of common stock is fully paid and non-assessable. As of June 30, 2015 and December 31, 2014, we had 90,743,001 and 90,405,450 shares of common stock issued, respectively.

Treasury Stock. Employees may direct us to withhold vested shares of restricted stock to satisfy the minimum statutory withholding requirements applicable to their restricted stock vesting. We repurchased or withheld from restricted stock awards 2,599 and 5,444, and 11,963 and 43,129 shares of common stock, at an aggregate purchase price of $20,167 and $39,910, and $0.1 million and $0.4 million, for the three and six months ended June 30, 2015 and 2014, respectively, to satisfy the minimum applicable tax withholding obligations related to the vesting of such restricted stock awards.

15.       WEIGHTED AVERAGE COMMON SHARES

The weighted average number of common shares outstanding used in the computation of basic and diluted earnings per share is as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Weighted average shares
Weighted average number of common shares outstanding - basic	65,844	65,970	65,734	65,940
Potential dilution from equity grants(1)	—	1,117	—	1,266
Weighted average number of common shares outstanding - diluted	65,844	67,087	65,734	67,206

(1)

The Company was in a net loss position for the three and six months ended June 30, 2015, and therefore, no potential dilution from the application of the treasury stock method was applicable. The potential dilution excludes the weighted average effect of equity awards to acquire 7.5 million and 6.5 million of our common stock for the three and six months ended June 30, 2014 as the application of the treasury stock method, as required, makes them anti-dilutive.

16.       SHARE-BASED COMPENSATION

Equity Incentive Awards

Our 2014 Equity Incentive Plan (the “2014 Plan”) is used to attract and retain the best available personnel, to provide additional incentives to employees, directors and consultants and to promote the success of our business.  The 2014 Plan superseded the then current 2005 Stock Incentive Plan (the “2005 Plan”). The 2014 Plan is administered by our Compensation Committee of our Board of Directors, which has the authority to select individuals who are to receive options or other equity incentive awards and to specify the terms and conditions of grants of options or other equity incentive awards, the vesting provisions, the term and the exercise price.

Generally, we grant the following award types: (a) time-based options, (b) cliff-vesting time-based options, (c) market-based options and (d) restricted stock.   These awards have varying vesting provisions and expiration periods. For the three and six months ended June 30, 2015, we granted time-based options and market-based options.

Our time-based stock options granted under the 2014 Plan vest at a rate of 25% per year on each of the first four yearly anniversaries of the option grant dates. These options expire after a ten-year period.

Our market-based stock options granted under the 2014 Plan vest if our average stock price in any period of 30 consecutive trading days meets certain target prices during a four-year period that commenced on the date of grant for these options.  If these target prices are not met during such four-year period, the unvested shares underlying the options will terminate, however, upon the Participant’s termination of Service if the Participant’s Service is terminated by the Participating Company without Cause within ten days prior to, or within eighteen (18) months after, the date a Change in Control is consummated, the unvested options granted would become fully vested.  These options expire after a seven-year period.

A summary of award activity is as follows (in thousands):

	Stock Options	Restricted Stock
	Granted	Granted
Outstanding, December 31, 2014	13,626	440
Additional authorized shares	—	—
Granted	6,097	—
Exercised options or vested shares	(315)	(22)
Canceled or forfeited	(1,694)	(1)
Outstanding, June 30, 2015	17,714	417

The maximum number of shares available for future equity awards under the 2014 Plan is approximately 6.6 million shares of our common stock; and there are no shares available for future equity awards under the 2005 Plan.

Stock Options

The fair value of time-based options was determined as of the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Six months ended
	June 30,
	2015	2014
Risk-free interest rate	1%	1%
Expected life of options (in years)	4	4
Expected volatility	43%	54%
Expected dividend yield	0%	0%

The fair value of market-based options was determined as of the date of grant using a lattice-based option valuation model. For the market-based options issued in the second quarter 2015, the assumptions were: (a) risk-free interest rate of 1%; (b) measurement period of four years; (c) expected volatility of 47%; and (d) no expected dividend yield.

The following tables present the options activity:

			Weighted
	Number of	Weighted Average	Average Life	Aggregate
	Common Shares	Exercise Price	Remaining	Intrinsic Value
	(in thousands)	(per share)	(years)	(in thousands)
Outstanding, December 31, 2014	13,626	$7.64	6.5	$9,148
Granted	6,097	7.74
Exercised	(315)	5.39
Canceled or forfeited	(1,694)	10.13
Outstanding, June 30, 2015	17,714	$7.48	7.0	$12,446
Vested and expected to vest, June 30, 2015	14,717	$7.43	6.8	$11,780
Exercisable, June 30, 2015	6,651	$7.30	4.4	$8,785

There were $6.1 million options granted for the three and six months ended June 30, 2015. There were 3.0 million and 5.0 million options granted for the three and six months ended June 30, 2014, respectively. The weighted average grant date fair value per share of the options granted was $2.49 for the three and six months ended June 30, 2015. The weighted average grant date fair value per share of the options granted was $2.86 and $3.27 for the three and six months ended June 30, 2014, respectively. The total intrinsic value of options exercised was $0.3 million and $0.8 million and $0.7 million and $2.4 million for the three and six months ended June 30, 2015 and 2014, respectively.

There was $21.8 million in unrecognized compensation expense related to options expected to vest as of June 30, 2015. This cost was expected to be recognized on a straight-line basis over a weighted average period of 3.0 years. We received $1.7 million in proceeds from the exercise of options and recorded $3.5 million in non-cash compensation expense related to options granted that were expected to vest for the six months ended June 30, 2015.

There was $15.6 million in unrecognized compensation expense related to options expected to vest as of June 30, 2014.  This cost was expected to be recognized on a straight-line basis over a weighted average period of 2.9 years. We recorded $4.6 million in non-cash compensation expense related to options granted that were expected to vest as of June 30, 2014. We received $4.6 million in cash from the exercise of options for the six months ended June 30, 2014.

Restricted Stock

The following is a summary of non-vested share awards for our time-based restricted shares:

		Weighted
	Shares	Average Grant
	Outstanding	Date Fair Value
	(in thousands)	(per share)
Outstanding, December 31, 2014	440	$7.11
Granted	—	—
Vested	(22)	7.09
Forfeited	(1)	7.09
Outstanding, June 30, 2015	417	$7.11

There were no shares of restricted stock granted for the three and six months ended June 30, 2015 and 2014.  The total fair value of restricted stock vested was $0.1 million and $0.2 million and $0.4 million and $1.4 million for the three and six months ended June 30, 2015 and 2014, respectively.

There was $2.5 million in unrecognized compensation expense related to shares of time based restricted shares expected to vest as of June 30, 2015. This cost is expected to be recognized on a straight-line basis over a weighted average period of 2.8 years. There were 21,700 shares of restricted stock that vested and we recorded $0.4 million in non-cash compensation expense related to the restricted stock granted that was expected to vest during the six months ended June 30, 2015.

There was $1.4 million in unrecognized compensation expense related to shares of time-based restricted shares expected to vest as of June 30, 2014. This cost was expected to be recognized on a straight-line basis over a weighted average period of 2.6 years. There were 0.2 million shares of time-based restricted shares vested and we recorded $0.8 million in non-cash compensation expense related to the restricted stock granted that was expected to vest for the six months ended June 30, 2014.

17.       INCOME TAXES

The provision for income tax reflected an effective income tax rate benefit of 41.0% and 35.8% for the three and six months ended June 30, 2015, respectively, which was higher than the statutory federal rate of 35.0% primarily due to state taxes and the lower foreign tax rate applicable to our foreign source income, partially offset by non-statutory stock options that expired in 2015. The provision for income tax reflected an effective income tax rate expense of 37.3% and 35.7% for the same periods in the prior year, which was higher than the statutory federal rate of 35.0% primarily due to state taxes, an increase in our valuation allowance for certain foreign losses and non-cash compensation expenses related to stock options, partially offset by a lower foreign tax rate applicable to our foreign source income.

We have analyzed filing positions in all of the federal, state and foreign jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. As part of the Merger, the Company recorded $0.7 million of unrecognized tax benefits as of December 31, 2014, which is consistent with the balance as of June 30, 2015. Other than the unrecognized tax benefit related to the Merger, we believe that our income tax filing positions and deductions will be sustained upon audit and we do not anticipate any adjustments that will result in a material change to our financial position. We may from time to time be assessed interest or penalties by tax jurisdictions, although any such assessments historically have been minimal and immaterial to our financial results. Our policy for recording interest and penalties associated with audits and unrecognized tax benefits is to record such items as a component of income tax expense.

18.       SEGMENT INFORMATION

Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-making group, in deciding how to allocate resources and in assessing performance. Our chief operating decision-making group consists of the Chief Executive Officer and the Chief Financial Officer. The operating segments are reviewed separately because each represents products and services that can be sold separately to our customers.

Since the most recent filing of our Annual Report on Form 10-K, and in connection with the Merger, our chief operating decision-making group has determined the following to be the operating segments for which we conduct business: (a) Games, and (b) Payments. Each of these segments is monitored by our management for performance against its internal forecast and is consistent with our internal management reporting. Our chief operating decision-making group manages the business, allocates resources and measures profitability based on the Games and Payments operating segments.

The Games segment provides solutions directly to gaming establishments to offer their patrons gaming entertainment related experiences including: leased gaming equipment; sales and maintenance related services of gaming equipment; gaming systems; and ancillary products and services.

The Payments segment provides solutions directly to gaming establishments to offer their patrons cash access related services and products including: access to cash at gaming facilities via ATM cash withdrawals, credit card cash access transactions and point of sale debit card transactions; check-related services; fully integrated kiosks and maintenance services; compliance, audit and data software; casino credit data and reporting services and other ancillary offerings.

Corporate overhead and depreciation and amortization expenses were allocated to the segments either through specific identification or based on a reasonable methodology.

Our business is predominantly domestic, with no specific regional concentrations and no significant assets in foreign locations.

The accounting policies of the operating segments are generally the same as those described in the summary of significant accounting policies.

The following tables present segment information (in thousands):

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2015	2014	2015	2014

Revenues
Games	$54,868	$—	$109,913	$—
Payments	151,496	144,946	303,924	295,517
Total revenues	$206,364	$144,946	$413,837	$295,517

Operating income
Games	$4,199	$—	$4,813	$—
Payments	12,137	9,622	39,664	22,635
Total operating income	$16,336	$9,622	$44,477	$22,635

	At
	June 30, 2015	December 31, 2014
Total assets
Games	$1,229,054	$1,242,822
Payments	478,065	464,463
Total assets	$1,707,119	$1,707,285

Major customers. For the three and six months ended June 30, 2015 and 2014, no single customer accounted for more than 10% of our revenues. Our five largest customers accounted for approximately 28% and 30% of our total revenue for both the three and six months ended June 30, 2015 and 2014, respectively.

19.       SUBSEQUENT EVENTS

As of August 5, 2015, we had not identified, and were not aware of, any subsequent events for the three and six months ended June 30, 2015.

20.  CONDENSED CONSOLIDATING FINANCIAL INFORMATION

We conduct substantially all of our business through our U.S. and foreign subsidiaries.  Everi Payments Inc.’s (formerly known as Global Cash Access, Inc.) (“Subsidiary Issuer”) obligations under the Unsecured Notes are fully and unconditionally guaranteed, subject to certain customary release provisions, on a joint and several basis by Everi Holdings Inc. (formerly known as Global Cash Access Holdings, Inc.) (“Parent”) and substantially all of our 100%-owned U.S. subsidiaries other than Subsidiary Issuer (the “Guarantor Subsidiaries” and, together with Parent, the “Guarantors” and each a “Guarantor” ).  The guarantees of our Unsecured Notes will be released under the following customary circumstances: (i) the sale or disposition of all or substantially all of the assets of the Guarantor (by way of merger, consolidation, or otherwise) to a person that is not (either before or after giving effect to such transaction) Parent, Subsidiary Issuer or a restricted subsidiary; (ii) the sale or disposition of sufficient capital stock of the Guarantor to a person that is not (either before or after giving effect to such transaction) Parent, Subsidiary Issuer or a restricted subsidiary and the Guarantor ceases to be a restricted subsidiary of Subsidiary Issuer as a result of the sale or other disposition; (iii) the designation of the Guarantor as an unrestricted subsidiary in accordance with the Indenture; or (iv) the legal or covenant defeasance of the Unsecured Notes or the satisfaction and discharge of the Indenture.

Presented below is condensed consolidating financial information for (a) Parent, (b) Subsidiary Issuer, (c) the Guarantor Subsidiaries and (d) our U.S. subsidiaries that are not Guarantor Subsidiaries and our foreign subsidiaries (collectively, the “Non-Guarantor Subsidiaries”) as of June 30, 2015 and for the three- and six-month periods ended June 30, 2015 and 2014. The condensed consolidating financial information has been presented to show the nature of assets held and the results of operations and cash flows of Parent, Subsidiary Issuer, the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries assuming that the guarantee structure of the Unsecured Notes had been in effect at the beginning of the periods presented.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands)

	Three Months Ended June 30, 2015
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Revenues	$—	$139,818	$62,440	$4,256	$(150)	$206,364
Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	—	110,659	14,375	2,188	—	127,222
Operating expenses	—	18,809	7,736	452	(150)	26,847
Research and development	—	—	4,470	—	—	4,470
Depreciation	—	1,787	8,880	50	—	10,717
Amortization	—	2,193	17,964	615	—	20,772
Total costs and expenses	—	133,448	53,425	3,305	(150)	190,028
Operating income	—	6,370	9,015	951	—	16,336
Other expense (income)
Interest expense, net of interest income	—	1,834	23,036	88	—	24,958
Equity in loss (income) of subsidiaries	12,741	(3,665)	—	—	(9,076)	—
Loss on extinguishment of debt	—	12,977	—	—	—	12,977
Total other expense (income)	12,741	11,146	23,036	88	(9,076)	37,935
(Loss) income from operations before tax	(12,741)	(4,776)	(14,021)	863	9,076	(21,599)
Income tax (benefit) expense	—	(3,684)	(5,502)	328	—	(8,858)
Net (loss) income	(12,741)	(1,092)	(8,519)	535	9,076	(12,741)
Foreign currency translation	811	—	—	811	(811)	811
Comprehensive (loss) income	$(11,930)	$(1,092)	$(8,519)	$1,346	$8,265	$(11,930)

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands)

	Three Months Ended June 30, 2014
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Revenues	$—	$134,198	$7,044	$3,898	$(194)	$144,946
Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	—	104,918	2,243	2,214	—	109,375
Operating expenses	—	20,000	778	677	(194)	21,261
Depreciation	—	1,870	1	48	—	1,919
Amortization	—	2,644	—	125	—	2,769
Total costs and expenses	—	129,432	3,022	3,064	(194)	135,324
Operating income	—	4,766	4,022	834	—	9,622
Other (income) expense
Interest expense, net of interest income	—	1,990	—	93	—	2,083
Equity in income of subsidiaries	(4,724)	(3,343)	—	—	8,067	—
Total other (income) expense	(4,724)	(1,353)	—	93	8,067	2,083
Income from operations before tax	4,724	6,119	4,022	741	(8,067)	7,539
Income tax expense	—	1,187	1,413	215	—	2,815
Net income	4,724	4,932	2,609	526	(8,067)	4,724
Foreign currency translation	381	—	—	381	(381)	381
Comprehensive income	$5,105	$4,932	$2,609	$907	$(8,448)	$5,105

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands)

	Six Months Ended June 30, 2015
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Revenues	$—	$281,228	$124,809	$8,086	$(286)	$413,837
Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	—	221,248	28,746	4,251	—	254,245
Operating expenses	—	23,000	19,095	879	(286)	42,688
Research and development	—	—	9,906	—	—	9,906
Depreciation	—	3,561	17,422	111	—	21,094
Amortization	—	4,408	35,735	1,284	—	41,427
Total costs and expenses	—	252,217	110,904	6,525	(286)	369,360
Operating income	—	29,011	13,905	1,561	—	44,477
Other expense (income)
Interest expense, net of interest income	—	4,612	45,823	178	—	50,613
Equity in loss (income) of subsidiaries	12,272	(6,712)	—	—	(5,560)	—
Loss on extinguishment of debt	—	12,977	—	—	—	12,977
Total other expense (income)	12,272	10,877	45,823	178	(5,560)	63,590
(Loss) income from operations before tax	(12,272)	18,134	(31,918)	1,383	5,560	(19,113)
Income tax expense (benefit)	—	5,022	(12,444)	581	—	(6,841)
Net (loss) income	(12,272)	13,112	(19,474)	802	5,560	(12,272)
Foreign currency translation	(62)	—	—	(62)	62	(62)
Comprehensive (loss) income	$(12,334)	$13,112	$(19,474)	$740	$5,622	$(12,334)

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(in thousands)

	Six Months Ended June 30, 2014
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total

Revenues	$—	$274,519	$13,910	$7,451	$(363)	$295,517
Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	—	216,257	4,286	2,071	—	222,614
Operating expenses	—	38,746	1,597	1,319	(363)	41,299
Depreciation	—	3,753	2	91	—	3,846
Amortization	—	4,874	—	249	—	5,123
Total costs and expenses	—	263,630	5,885	3,730	(363)	272,882
Operating income	—	10,889	8,025	3,721	—	22,635
Other (income) expense
Interest expense, net of interest income	—	4,024	—	(395)	—	3,629
Equity in income of subsidiaries	(12,213)	(8,425)	—	—	20,638	—
Total other (income) expense	(12,213)	(4,401)	—	(395)	20,638	3,629
Income from operations before tax	12,213	15,290	8,025	4,116	(20,638)	19,006
Income tax expense	—	2,869	2,814	1,110	—	6,793
Net income	12,213	12,421	5,211	3,006	(20,638)	12,213
Foreign currency translation	382	—	—	382	(382)	382
Comprehensive income	$12,595	$12,421	$5,211	$3,388	$(21,020)	$12,595

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUPPLEMENTAL CONDENSED CONSOLIDATING BALANCE SHEETS

(in thousands)

	At June 30, 2015
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total
ASSETS
Current assets
Cash and cash equivalents	$—	$136,790	$16,523	$11,704	$—	$165,017
Settlement receivables	—	19,721	—	3,995	—	23,716
Trade receivables, net	—	5,989	35,845	—	—	41,834
Other receivables	—	3,183	23,736	145	(15,692)	11,372
Inventory	—	10,075	13,378	—	—	23,453
Prepaid expenses and other assets	—	7,752	3,789	9,549	—	21,090
Deferred tax asset	—	2,743	6,848	—	—	9,591
Intercompany balances	—	39,338	160,054	1,539	(200,931)	—
Total current assets	—	225,591	260,173	26,932	(216,623)	296,073
Non-current assets
Property, equipment and leasehold improvements, net	—	19,467	84,649	405	—	104,521
Goodwill	—	148,076	708,923	671	—	857,670
Other intangible assets, net	—	22,589	373,600	7,943	—	404,132
Other receivables, non-current	—	3,994	3,814	—	—	7,808
Investment in subsidiaries	226,972	153,927	—	85	(380,984)	—
Deferred tax asset, non-current	—	85,754	22,467	—	(108,221)	—
Other assets, non-current	—	32,453	3,923	539	—	36,915
Intercompany balances	—	1,133,561	—	—	(1,133,561)	—
Total non-current assets	226,972	1,599,821	1,197,376	9,643	(1,622,766)	1,411,046
Total assets	$226,972	$1,825,412	$1,457,549	$36,575	$(1,839,389)	$1,707,119
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Settlement liabilities	$—	$134,604	$231	$6,376	$—	$141,211
Accounts payable and accrued expenses	—	101,269	29,670	1,448	(15,692)	116,695
Current portion of long-term debt	—	10,000	—	—	—	10,000
Intercompany balances	—	161,593	30,907	8,431	(200,931)	—
Total current liabilities	—	407,466	60,808	16,255	(216,623)	267,906
Non-current liabilities
Deferred tax liability, non-current	—	1,072	156,957	—	(108,221)	49,808
Long-term debt, less current portion	—	1,157,506	—	—	—	1,157,506
Other accrued expenses and liabilities	—	4,487	440	—	—	4,927
Intercompany balances	—	—	1,133,561	—	(1,133,561)	—
Total non-current liabilities	—	1,163,065	1,290,958	—	(1,241,782)	1,212,241
Total liabilities	—	1,570,531	1,351,766	16,255	(1,458,405)	1,480,147

Stockholders’ Equity
Common stock	91	—	—	—	—	91
Convertible preferred stock	—	—	—	—	—	—
Additional paid-in capital	253,555	91,843	2,792	21,107	(115,742)	253,555
Retained earnings (deficit)	147,879	161,531	102,991	(205)	(264,317)	147,879
Accumulated other comprehensive income (loss)	1,507	1,507	—	(582)	(925)	1,507
Treasury stock, at cost	(176,060)	—	—	—	—	(176,060)
Total stockholders’ equity	226,972	254,881	105,783	20,320	(380,984)	226,972
Total liabilities and stockholders’ equity	$226,972	$1,825,412	$1,457,549	$36,575	$(1,839,389)	$1,707,119

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30, 2015
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities
Net (loss) income	$(12,272)	$13,112	$(19,474)	$802	$5,560	$(12,272)
Adjustments to reconcile net (loss) income to cash provided by (used in)operating activities:
Depreciation and amortization	—	7,969	53,157	1,395	—	62,521
Amortization of financing costs	—	3,730	—	—	—	3,730
(Gain) loss on sale or disposal of assets	—	(13)	387	—	—	374
Accretion of contract rights	—	—	4,092	—	—	4,092
Provision for bad debts	—	—	4,370	—	—	4,370
Loss on early extinguishment of debt	—	12,977	—	—	—	12,977
Equity in loss (income) of subsidiaries	12,272	(6,712)	—	—	(5,560)	—
Stock-based compensation	—	3,432	522	—	—	3,954
Other non-cash items	—	76	(96)	—	—	(20)
Changes in operating assets and liabilities:
Net settlement receivables and liabilities	—	43,663	91	(1,970)	—	41,784
Other changes in operating assets and liabilities	28	15,839	(10,159)	(827)	—	4,881
Net cash provided by (used in) operating activities	28	94,073	32,890	(600)	—	126,391
Cash flows from investing activities
Acquisitions, net of cash acquired	—	(2,257)	—	—	—	(2,257)
Capital expenditures	—	(5,387)	(23,993)	(280)	—	(29,660)
Proceeds from sale of fixed assets	—	29	—	—	—	29
Repayments under development agreements	—	—	2,392	—	—	2,392
Advances under development and placement agreements	—	—	(1,255)	—	—	(1,255)
Changes in restricted cash and cash equivalents	—	60	—	—	—	60
Intercompany investing activities	(3,907)	5,423	—	(106)	(1,410)	—
Net cash used in investing activities	(3,907)	(2,132)	(22,856)	(386)	(1,410)	(30,691)
Cash flows from financing activities
Repayments of credit facility	—	(5,000)	—	—	—	(5,000)
Repayments of secured notes	—	(350,000)	—	—	—	(350,000)
Proceeds from issuance of secured notes	—	335,000	—	—	—	335,000
Debt issuance costs	—	(1,154)	—	—	—	(1,154)
Issuance of warrants	2,246	(2,246)	—	—	—	—
Proceeds from exercise of stock options	1,673	—	—	—	—	1,673
Purchase of treasury stock	(40)	—	—	—	—	(40)
Intercompany financing activities	—	106	—	(1,516)	1,410	—
Net cash provided by (used in) financing activities	3,879	(23,294)	—	(1,516)	1,410	(19,521)
Effect of exchange rates on cash	—	—	—	(257)	—	(257)
Cash and cash equivalents
Net increase (decrease) for the period	—	68,647	10,034	(2,759)	—	75,922
Balance, beginning of the period	—	68,143	6,489	14,463	—	89,095
Balance, end of the period	$—	$136,790	$16,523	$11,704	$—	$165,017

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30, 2014
	Parent	Subsidiary Issuer	Guarantor Subsidiaries	Non- Guarantor Subsidiaries	Eliminations	Total
Cash flows from operating activities
Net income	$12,213	$12,421	$5,211	$3,006	$(20,638)	$12,213
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation and amortization	—	8,627	2	340	—	8,969
Amortization of financing costs	—	942	—	—	—	942
Gain on sale or disposal of assets	—	(21)	—	—	—	(21)
Provision for bad debts	—	—	4,229	—	—	4,229
Equity in income of subsidiaries	(12,213)	(8,425)	—	—	20,638	—
Stock-based compensation	—	5,409	—	—	—	5,409
Changes in operating assets and liabilities:
Net settlement receivables and liabilities	—	41,722	192	896	—	42,810
Other changes in operating assets and liabilities	(31)	17,615	(9,289)	(7,417)	—	878
Net cash (used in) provided by operating activities	(31)	78,290	345	(3,175)	—	75,429
Cash flows from investing activities
Acquisitions, net of cash acquired	—	(11,845)	—	—	—	(11,845)
Capital expenditures	—	(6,977)	(203)	(313)	—	(7,493)
Proceeds from sale of fixed assets	—	213	—	—	—	213
Changes in restricted cash and cash equivalents	—	(45)	—	—	—	(45)
Intercompany investing activities	2,022	(11,622)	—	(1,594)	11,194	—
Net cash provided by (used in) investing activities	2,022	(30,276)	(203)	(1,907)	11,194	(19,170)
Cash flows from financing activities
Repayments of prior credit facility	—	(7,000)	—	—	—	(7,000)
Proceeds from exercise of stock options	4,613	—	—	—	—	4,613
Purchase of treasury stock	(6,604)	—	—	—	—	(6,604)
Intercompany financing activities	—	1,188	—	10,006	(11,194)	—
Net cash (used in) provided by financing activities	(1,991)	(5,812)	—	10,006	(11,194)	(8,991)
Effect of exchange rates on cash	—	—	—	476	—	476
Cash and cash equivalents
Net increase for the period	—	42,202	142	5,400	—	47,744
Balance, beginning of the period	—	100,573	2,149	11,532	—	114,254
Balance, end of the period	$—	$142,775	$2,291	$16,932	$—	$161,998